UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

VYTERIS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

VYTERIS, INC.

April 28, 2008

Dear Stockholder:

On behalf of the board of directors and management, I am pleased to invite you to the annual meeting of the stockholders of Vyteris, Inc.  The meeting will be held on June 11, 2008 at 9:30 a.m. New York City Time at the Marriot Saddle Brook Hotel, 138 Pehle Avenue, Saddle Brook, NJ 07663. A notice of meeting, proxy statement and proxy card are enclosed for your review.

I urge you to read the enclosed materials carefully and to complete, sign and mail promptly the proxy card contained with this letter to assure that your vote will be counted.

The officers, directors and staff of Vyteris, Inc. sincerely appreciate your support.

Very truly yours,
/s/ Donald F. Farley
Donald F. Farley
Chairman of the Board

VYTERIS, INC.

Notice of Annual Meeting

An annual meeting of stockholders of Vyteris, Inc. will be held on June 11, 2008 at 9:30 a.m. New York City Time at the Marriot Saddle Brook Hotel, 138 Pehle Avenue, Saddle Brook, NJ 07663.

At the meeting you will be asked to consider and act upon the following:

1.	A proposal to elect six directors of the Company to serve until the expiration of their terms and thereafter until their successors have been duly elected and qualified.

2.	To conduct other business if properly raised at the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 16, 2008 are entitled to notice of, and to vote at, the meeting.  You are invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and return immediately the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you are a stockholder of record and attend the meeting.

By Order of the Board of Directors,

/s/ David DiGiacinto
David DiGiacinto
Secretary

Fair Lawn, New Jersey
April 28, 2008

Please complete, sign and date the enclosed proxy and mail it as promptly as possible. If you attend the meeting and vote in person, the proxy will not be used.

VYTERIS, INC.
13-01 Pollitt Drive
Fair Lawn, New Jersey 07410

PROXY STATEMENT

The board of directors of Vyteris, Inc. (the "Company", "Vyteris", “we”, “us” or “our”) is soliciting proxies for use at the annual meeting of stockholders to be held at the Marriot Saddle Brook Hotel, 138 Pehle Avenue, Saddle Brook, NJ 07663 at 9:30 a.m., New York City Time on June 11, 2008, and for use at any adjournments thereof. We refer to this meeting as the Annual Meeting. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about May 2, 2008.

TABLE OF CONTENTS

Voting Procedures Questions And Answers Regarding This Proxy	1

Security Ownership Of Certain Beneficial Owners And Management	4

Section 16(A) Reporting	6

Corporate Governance	6

Proposal One: Election Of Directors	6

Board Of Directors And Its Committees; Director Compensation	8

Compensation Committee Interlocks And Insider Participation; Other Transactions	11

Compensation Of Outside Directors	11

Principal Accountant Fees And Services	12

Proposal Two: Consideration Of Other Matters	13

Executive Compensation	13

Certain Relationships And Related Transactions	17

Other Matters	23

Exhibits -	27

VOTING PROCEDURES AND QUESTIONS AND ANSWERS REGARDING THIS PROXY

A form of proxy is enclosed designating persons named therein as proxies to vote shares at the annual meeting.  Each proxy in the form properly signed and received prior to the meeting will be voted as specified in the proxy or if not specified, FOR the election as directors of those nominees named in this Proxy Statement and FOR other proposals put forth by the Board of Directors as stated herein, if any. Should any nominee for director named in this Proxy Statement become unavailable for election, which is not anticipated, it is intended that the persons acting under the proxies will vote for the election in his or her stead of such other person as may be nominated by the Board of Directors.

At the time this Proxy Statement was mailed to stockholders, management was not aware that any matter other than the matter described above would be presented for action at the Annual Meeting.  If other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

Any stockholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted.  Any stockholder who submitted a proxy by mail may change their vote or revoke their proxy by (a) filing with the Secretary of the Company a written notice of revocation or (b) timely delivering a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the stockholder gives written notice of revocation to the Secretary before the proxy is exercised or such stockholder votes by written ballot at the Annual Meeting.

The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.  The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by inspectors of election appointed by the Company.  The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Abstentions, however, do not technically constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of votes cast.  The inspectors of election will treat shares referred to as "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Assuming a quorum is present, the nominees for director receiving a plurality of votes cast at the Annual Meeting will be elected directors, and other matters shall be approved for which the number of shares of common stock voted in favor of the proposal exceeds the number of shares of common stock voted against it.  A proxy that has properly abstained with respect to any proposal will not be voted with respect to the nominee or nominees indicated, although it will be counted for the purposes of determining whether there is a quorum.

The cost of soliciting the proxies to which this Proxy Statement relates shall be borne by the Company. In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the stock and will reimburse them for their expenses.  In addition to the use of the mail, and without additional compensation therefore, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company.

The following questions and answers are intended as a summary explanation as to voting procedures and other general matters discussed in this Proxy Statement.

What Is the Purpose of the Annual Meeting?

At our annual meeting, shareholders will vote on the matters outlined in the accompanying notice of Annual Meeting. In addition, our management will report on our performance during fiscal 2007 and respond to questions from shareholders.

Who Is Entitled to Vote?

Only shareholders of record at the close of business on the record date, April 16, 2008, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon.

What Constitutes a Quorum?

For purposes of voting on all matters, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of April 16, 2008, 107,959,312 shares of our common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

In addition, holders of record of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”), at the close of business on the Record Date are entitled to vote at the Special Meeting on an as-converted basis together with holders of the Common Stock as a single class on all matters to be voted on by holders of Common Stock.  Each share of Preferred Stock is convertible at any time, upon the option of the holder, into 0.666 shares of Common Stock.  On the Record Date, there were 7,500,000 outstanding shares of Preferred Stock, which, in the aggregate, are entitled to 5,000,000 votes on each matter submitted for a vote of the holders of Common Stock at the Annual Meeting.

How Do I Vote?

If you complete and properly sign the accompanying proxy card and return the card to us before June 10,, 2008 at 11:59 P.M., the card will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank.

Can I Change My Vote After I Return My Proxy Card?

Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary of the Company;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the meeting.

What Are the Board’s Recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is to vote FOR election of each of the nominated directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What Vote Is Required to Approve Each Proposal?

Election of Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the meeting is required for the election of directors. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, abstaining will have no effect on whether one or more directors are elected.

How Do I Vote My Shares If They Are Held in the Name of My Broker (Street Name)?

If your shares are held by your broker, often referred to as being held in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters. A broker non-vote occurs when the broker returns a proxy card without a vote on the non-routine matter. Your broker may or may not be permitted to exercise voting discretion with respect to any matter not listed above that properly comes before the meeting. Shares represented by broker non-votes will not be counted as votes for or against any director nominee, but they will be counted in determining whether there is a quorum for purposes of these proposals.

What Happens If I Do Not Vote on One or More Proposals?

If you do not vote with regard to one or more proposals, as opposed to marking “ABSTAIN” with regard to those proposals, your shares will be voted FOR such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Capital Stock as of March 31, 2008, by (i) each person who is known by the Company to be the beneficial owner of more than 5% of either the outstanding Common Stock or the outstanding Preferred Stock; (ii) each of the Company’s directors and executive officers; and (iii) all of the Company’s directors and executive officers as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of Vyteris, Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410.  In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person under options or warrants exercisable within 60 days of March 31, 2008, are deemed beneficially owned by such person and are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.

Title of Class	Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares in Class
Preferred Stock:
5% Holders:
	Kevin Kimberlin (1)	4,950,000	99.00%
Directors and
Officers:	Donald Farley	50,000	1.00%
	Timothy McIntyre	--	--
	David DiGiacinto	--	--
	Russell O. Potts	--	--
	Arthur Courbanou	--	--
	John Burrows	--	--
	Ashutosh Sharma	--	--
	Anthony Cherichella	--	--
	Haro Hartounian	--	--
	Rafael Espinosa	--	--

	Directors and Officers as a Group (10 persons)	50,000	1.00%

Common Stock:
5% Holders
	Kevin Kimberlin (2)	39,954,060	30.21%
	Rig Funds	26,473,000	22.70%
	BTR Global Opportunity Trading LTD	7,500,000	6.79%
	BTR Global Growth Trading LTD	7,500,000	6.79%
	Qubit Holdings, LLC (3)	9,307,153	8.33%
Directors and
Officers:	Donald Farley (4)	324,188	0.30%
	Timothy McIntyre (5)	1,800,000	1.64%
	David DiGiacinto (6)	64,295	*
	Russell O. Potts (7)	39,274	*
	Arthur Courbanou (7)	12,500	*
	John Burrows (7)	6,250	*
	Ashutosh Sharma (8)	187,601	*
	Anthony Cherichella (7)	100,000	*
	Haro Hartounian	--	--
	Rafael Espinosa	--	--

	Directors and Officers as a Group (10 persons) (11)	2,534,108	2.3%
* Less than 1.00%

1.	Represents 7,410,020 shares of Preferred Stock owned by Spencer Trask Specialty Group LLC (“STSG”), of which Mr. Kimberlin is the non-managing member.

2.
Represents (i) 14,999,979 shares of Common Stock owned by STSG, of which Mr. Kimberlin is the non-managing member; (ii) 6,928,978 shares of Common Stock issuable upon the exercise of warrants acquired by STSG in connection with a line of credit extended to the Company; (iii) 52,083 shares of Common Stock issuable upon the exercise of warrants issued in connection with $250,000 aggregate principal amount of subordinated convertible promissory notes issued to STSG in 2006; (iv) 3,577,701 shares of Common Stock issuable upon the conversion of $5,370,000 aggregate principal amount of subordinated convertible promissory notes issued to STSG in 2006; (v) 4,940,013 shares of Common Stock issuable upon conversion of Preferred Stock held by STSG; (vi) 34,917 shares of Common Stock issuable upon the exercise of warrants held by STSG (excluding the warrants listed in clause (ii) above); (vii) 278,164 shares of Common Stock owned by Scimitar Holdings, LLC, a New York limited liability company and wholly-owned subsidiary of Spencer Trask & Co., a Delaware corporation of which Mr. Kimberlin is the controlling stockholder and chairman; (viii) 6,599,177 shares of Common Stock issuable upon the exercise of warrants issued to Spencer Trask Ventures, Inc., a wholly-owned subsidiary of Spencer Trask & Co.; (ix) an aggregate of 388,272 shares of Common Stock owned by Spencer Trask Private Equity Fund I LP, Spencer Trask Private Equity Fund II LP, Spencer Trask Private Equity Accredited Fund III LLC and Spencer Trask Illumination Fund LLC (together, the “Funds”); (x) 1,587,724 shares of Common Stock issuable upon the exercise of warrants issued to the Funds (Spencer Trask & Co. is the 100% owner of the manager of each of the Funds); and (xi) 205,052 shares of Common Stock issuable upon exercise of warrants paid to Spencer Trask Ventures, Inc., as finders. fees.

3.	Includes 5,515,621 shares of Common Stock owned by Qubit and 3,791,532 shares of Common Stock issuable pursuant to the exercise of warrants.

4.
Includes (i) 94,274 shares of Common Stock owned by Mr. Farley; (ii) 115,619 shares of Common Stock owned by a trust for which Mr. Farley serves as a trustee; (iii) 50,000 shares of Common Stock issuable upon conversion of Preferred Stock; and (iv) 64,295 shares of Common Stock which are issuable upon the exercise of stock options. Mr. Farley, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

5.
Represents shares of Common Stock which are issuable upon the exercise of stock options.  All stock options are currently vested.  Mr. McIntyre resigned CEO of the Company and as a Director as of March 21, 2008.

6.
Represents shares of Common Stock which are issuable upon the exercise of stock options. Mr. DiGiacinto, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

7.	Represents shares of Common Stock which are issuable upon the exercise of stock options.
8.	Represents 187,501 shares of Common Stock which are issuable upon the exercise of stock options and 100 shares of common stock.

Mr. Kimberlin, the Company’s controlling stockholder, has advised the Company that he intends to vote all of his shares of Capital Stock in favor of the proposals described in this Proxy Statement. As noted above, Mr. Kimberlin beneficially owns approximately 30.1% of the Common Stock and approximately 99.0% of the Preferred Stock.  However, 19,347,632 shares of the Common Stock that he beneficially owns are issuable pursuant to either the exercise of warrants that were not exercised as of the Record Date or the conversion of notes that were not converted as of the Record Date.  As a result, of the 112,959,312 eligible votes at the Annual Meeting, 107,959,312 of which are represented by Common Stock and 5,000,000 of which are represented by Preferred Stock, Mr. Kimberlin controls the right to vote 20,606,428, or 18.2%, of such eligible votes.

Information with respect to Mr. Kimberlin that is set forth in this Proxy Statement is derived in part from Form 4 and Schedule 13D reports filed by Mr. Kimberlin with the Securities and Exchange Commission (the “SEC”).

SECTION 16(A) REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% stockholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is required to disclose any failures to file such reports on a timely basis. The Company is not aware of any such untimely filings during the fiscal year ended December 31, 2007.

CORPORATE GOVERNANCE

The Company has adopted a code of ethics entitled "Code of Ethics for the Senior Financial Officers, Executive Officers and Directors of Vyteris, Inc" and a Code of Conduct, which are attached hereto as exhibits, along with copies of the Charters for the Company’s Audit Committee, Compensation Committee and Corporate Governance Committee.  Additional copies are available to any person without charge upon written request to:

Vyteris, Inc.
Attention: Investor Relations
13-01 Pollitt Drive
Fair Lawn, New Jersey 07410

PROPOSAL ONE:
ELECTION OF DIRECTORS

Six directors are to be elected at the 2008 Annual Meeting for one-year terms expiring in 2009.  There is no cumulative voting.  The Board's nominees, each of whom currently is a member of the Board, are John Burrows, Arthur Courbanou, David DiGiacinto, Donald Farley, Susan Guerin and Russell Potts.

The information provided below with respect to each of the nominees includes (1) name and age (as of March 31, 2008), (2) principal occupation and business experience during the past five years and (3) the year in which he became a director of the Company or its Vyteris, Inc. subsidiary.  See "Principal Stockholders" above for information regarding the number and percentage of shares of Common Stock of the Company beneficially owned by each nominee as of March 31, 2008.  This information has been furnished by the directors.

Name and Age	Principal Occupation and Business Experience	Year Became Director of the Company
John E. Burrows, 60
John Burrows is an accomplished executive with over 25 years of general management experience in drug delivery and specialty chemicals for the global pharmaceutical, food, personal care and metalworking markets.  He is the Lead Director of Technitrol, a $1.3B NYSE listed electronics company and a director of Kingsbury, Inc, a privately owned manufacturing company. John also advises private equity firms on transactions in drug delivery and the chemical industry and consults with a startup, point of service prescription fulfillment company.

Commencing in November 1995, Mr. Burrows was President and CEO of SPI Holding Co., a $230M private equity-owned company.  The company was sold in 1998 to ABF, a British holding company.  Mr. Burrows continued with SPI.  He again successfully sold the company to another strategic buyer in March, 2007.  John has a Bachelor of Science degree in Aerospace Engineering from Georgia Tech and an MBA from the University of Virginia.  Between the two degrees, he served for two years as a platoon leader in the US Army.
2008

Arthur Courbanou, 44
Mr. Arthur Courbanou is Chief Financial Officer and Chief Operating Officer of Sunham Home Fashions LLC, a multi-national importer and wholesaler of home fashion textiles.  Prior to joining Sunham in July 2006, Mr. Courbanou was a Partner at Rosen Seymour Shapps Martin & Company LLP, an accounting and consulting firm.  Mr. Courbanou, a professional with more than 22 years of business, accounting, tax and consulting experience has served on a broad range of business, litigation and forensic accounting assignments.  Mr. Courbanou is a CPA licensed in New York.  He received his B.S. from the State University of New York at Albany, NY.   Mr. Courbanou is also a licensed securities broker (Series 7 and 66) and holds Life and Health Insurance licenses.  He is a member of the American Institute of Certified Public Accountants and New York State Society of CPAs and has served on numerous professional and charitable committees.

2007
David DiGiacinto, 54
As of April 1, 2008, Mr. DiGiacinto became President and COO of Minrad International, Inc.  Prior to joining, from 2000 to March 2008, Mr. DiGiacinto was a Senior Managing Director of Spencer Trask Specialty Group (“STSG”), an investment firm which is the Company's controlling stockholder, focused on investing in emerging and development companies in specialty chemicals, food ingredients and health care.  From December 1982 to March 2000, he worked at Pfizer (a diversified health care company) in various positions including sales, marketing, business development and general management in the Chemical/Food Science and Consumer Health Care Groups.  He holds a BS in Engineering from the U.S. Military Academy at West Point.
2000
Donald F. Farley, 65	Mr. Farley is the chief executive officer of STSG. Prior to joining STSG in 1998, Mr. Farley spent more than 30 years at Pfizer, most recently serving as President of Pfizer Consumer Health Care (from 1996 to 1998) and President of Pfizer Food Science Group (from 1993 to 1996). Mr. Farley received a BS in Chemical Engineering from the University of Rhode Island and a Masters of Business Administration from the University of Hartford.	2000
Susan Guerin, 46
Susan Guerin is Senior Vice President and Chief Financial Officer of Sun Chemical Corporation, where she is responsible for Finance, Information Technology, Shared Business Services and Customer Service, as well as providing operational and strategic support to the Global Leadership Team. Prior to joining Sun Chemical, Guerin was President of the Americas Apparel Group at Paxar Corporation, where she had full profit and loss responsibility for the North American and Latin American businesses.  Other positions Guerin held include Senior Vice President Finance, Cendant Corporation, and CFO at Lerner New York.  Guerin spent 15 years with the Unilever Group and held a series of management roles both in the U.S. and overseas.  Guerin holds a Masters of Business Administration degree from New York University and a Bachelor of Science degree from Cornell University.
2008
Russell O. Potts, Ph.D, 60
Since 2002, Dr. Potts has served as an independent consultant in drug delivery, glucose monitoring, and medical devices.  He previously served (from 1990 to 2002) in various research and development positions (most recently, Vice President, Research & Development) at Cygnus, Inc., a company which develops and manufactures diagnostic and drug delivery systems, where he helped develop the first FDA-approved continuous glucose-monitoring device for patient use, the GlucoWatch(R) Biographer.  Prior to joining Cygnus, he led a Research and Development group at Pfizer to develop topically-applied drugs. Russell Potts received a MS degree in physical chemistry from Cornell University, and a Ph.D. in biochemistry from the University of Massachusetts, followed by a postdoctoral position in the Chemistry Department at Yale University.
2005

The Board of Directors unanimously recommends voting FOR its nominees as directors.

BOARD OF DIRECTORS AND ITS COMMITTEES; DIRECTOR COMPENSATION

The Company is incorporated under the laws of the State of Nevada.  The interests of stockholders of the Company are represented by the Board of Directors, which oversees the business and management of the Company. This solicitation of proxies is intended to give all stockholders the opportunity to vote for the persons who are to be their representatives, as directors, in the governance of the Company.

The Board currently consists of six members, each of whom has been nominated for a term of one year.

Vyteris' Board of Directors conducted six meetings during 2007.  No director currently on the Company's Board of Directors attended less than 75% of the Board and committee meetings that he was required to attend.

The Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board.  Any such communication should be addressed to Mr. Donald Farley, Chairman of the Board and should be sent to Mr. Farley c/o Vyteris, Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors.  Under the procedures established by the Board, upon the Chairman of the Board's receipt of such communication, the Company's Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder.  Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend the Company's Annual Meeting. All of the current members of the Board except Mr. Courbanou, Mr. Burrows and Ms. Guerin were members of the Board when the Company last conducted an annual meeting of stockholders.

BOARD COMMITTEES

The Board of Directors of the Company has three standing committees: an audit committee, a compensation committee and a nominating committee. Each such committee is governed by a written charter. Copies of the committee charters, as well as the Board of Directors Charter, are attached hereto as Exhibit A.  The Board also currently has a Special Assessment Committee with respect to the matters regarding service provided to the Company by Monumed, LLC (see “Related Party Transactions” below), but this Special Assessment Committee is not considered a standing committee of the Board of Directors.

AUDIT COMMITTEE

The principal functions of the Audit Committee are (i) to oversee our accounting and financial reporting processes and audits of our financial statements; (ii) to engage or discharge our independent registered public accounting firm; (iii) to review the nature and scope of the audit, including, but not limited to, a determination of the effectiveness of the audit effort through meetings held at least annually with our independent registered public accounting firm, and a determination through discussion with the independent registered public accounting firm that no unreasonable restrictions were placed on the scope or implementation of their examinations; (iv) to oversee and review the independence and qualifications of the independent registered public accounting firm and the performance of our internal audit department and independent registered accounting firm; (v) to pre-approve all auditing and non-auditing services to be provided by our independent registered public accounting firm; (vi) to review our financial statements and disclosures in our periodic reports with management and our independent registered public accounting firm; (vii) to review our policies with respect to risk assessment, risk management and the quality and adequacy of our internal controls and processes through discussions with and reports from our internal audit department and independent registered public accounting firm and management; (viii) to establish procedures for handling any complaints relating to accounting, internal controls or auditing matters and to ensure that such complaints are treated confidentially and anonymously; (ix) to review material changes in accounting and reporting principles and practices and discuss with management and our independent registered public accounting firm the selection, application and disclosure of critical accounting policies and practices used in our financial statements; (x) to review and approve all related-party transactions with members of the Board, executive officers and 5% or greater shareholders and their affiliates; (xi) to retain, at our expense, outside counsel, independent registered public accounting firm or other experts, consultants or advisors as it deems necessary or appropriate in the performance of its duties; and (xii )to report to the full Board of Directors on the results of its reviews.

As of December 31, 2007, Messrs. Courbanou, DiGiacinto and Potts were the members of the Company's audit committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Mr. Courbanou serves as chairman of the Vyteris audit committee. For the year ended December 31, 2007, the audit committee recommended and the Company's Board appointed Amper, Politziner & Mattia, P.C. to audit the Company's financial statements and to perform services as independent accountants, including reviewing year-end operating results with management. During 2007, the audit committee held five meetings. Currently, the Audit Committee consists of Arthur Courbanou (Chairman), John Burrows and Susan Guerin, all of whom meet the definition of independence established by NASDAQ in Section 4200(15) of its Marketplace Rules.

The audit committee’s financial expert is Arthur Courbanou.

AUDIT COMMITTEE MATTERS

In connection with the preparation of the Company's year-end audited financial statements:

(1)	the Company's audit committee reviewed and discussed the audited financial statements with the Company's management;

(2)	the Company's audit committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61; and

(3)
the Company's audit committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Vyteris' independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

AUDIT COMMITTEE REPORT

The following report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2007 Annual Report on SEC Form 10-KSB with the Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors their independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and considered the compatibility of non-audit services with the auditors' independence. In addition, the Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on SEC Form 10-KSB for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted on by the members of the Audit Committee of the Board of Directors:

Arthur Courbanou, Chairman
John Burrows
Susan Guerin

COMPENSATION COMMITTEE

Throughout 2007, the Company's compensation committee consisted of Messrs. Farley, DiGiacinto, Lawless (Greg Lawless resigned in February 2008), Courbanou and Potts. The compensation committee reviews, recommends and approves compensation for executive officers and other senior level employees, and administers benefit and compensation plans. During 2007, the compensation committee held two meetings.  Currently, the Compensation Committee consists of Susan Guerin (Chairman), David DiGiacinto and Russell Potts.

COMPENSATION COMMITTEE REPORT

The following report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Compensation Committee of the Board of Directors (the "Committee") is composed of non-employee directors.  The Committee's primary responsibility is to assist the Board in discharging its responsibilities for compensating the Company's executives.  The goals of the Committee's compensation policies pertaining to executive officers are to provide a competitive level of salary and other benefits to attract, retain and motivate highly qualified personnel, while balancing the desire for cost containment. The Committee believes that its compensation policies achieve these goals.

The Committee seeks to reflect a balance between providing rewards to executives while at the same time effectively controlling costs.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Susan Guerin, Chairman
David DiGiacinto
Russell O. Potts

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; OTHER TRANSACTIONS

The Compensation Committee currently consists of Susan Guerin, Russell Potts and David DiGiacinto. None of these individuals are or were at any time executive officers or employees of the Company. No executive officer of the Company has served as a director or member of the compensation committee of any other entity, one of whose executive officers served as a member of the Compensation Committee of the Company.  No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Throughout 2007, the Company's nominating committee consisted of Messrs. Farley, DiGiacinto, Lawless, Courbanou and Potts. Inasmuch as Messrs. DiGiacinto and Farley are employees of STSG, neither would satisfy the definition of independence established by NASDAQ in Section 4200(15) of its Marketplace Rules. The nominating committee considers nominees to serve on the Board of Directors. During 2007, the nominating committee held no meetings. The nominating committee does not currently have a policy with regard to the consideration of director candidates recommended by security holders, but is considering adopting such a policy in the future.  Currently, the nominating committee has not adopted specific, minimum qualifications for Board nominees. The nominating committee has not paid fees to any third party to identify or evaluate potential Board nominees.  Currently, this Committee consists of Russell Potts (Chairman) and David DiGiacinto.

COMPENSATION OF OUTSIDE DIRECTORS

On August 1, 2007, the Company formally adopted its 2007 Outside Director Cash Compensation and Stock Incentive Plan (the “2007 Directors’ Incentive Plan”).  The 2007 Directors’ Incentive Plan, which replaced the 2005 Directors’ Incentive Plan, increases the number of authorized shares under the 2007 Directors’ Incentive Plan to 5,000,000 and provides for the following compensation to outside directors:

(i)
Cash payments consist of  a $25,000 annual retainer, $5,000 annually for serving on a Board Committee, $5,000 annually for acting as the Chairman of a Committee, and $15,000 annually for acting as Chairman of the Board.

(ii)
Options with a fair market value strike price and 10 year term consisting of a 50,000 initial option grant, vesting quarterly over two years, at 6,250  per quarter and a 30,000 annual option grant, vesting quarterly over one year, at 7,500 options per quarter.

The following table summarizes compensation to all directors during the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash	Stock Awards (4)	Option Awards (1)	Non-Equity Incentive Plan Compen- sation	Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation	Total
David DiGiacinto	$22,500	$6,000	$106,200	-	-	-	$134,700
Donald Farley	28,083	7,500	106,200	-	-	-	141,783
Gregory B. Lawless	20,583	6,000	87,300	-	-	-	113,883
Timothy McIntyre (2)	-	-	-	-	-	-	-
Russell O. Potts	20,583	6,000	106,200	-	-	-	132,783
Arthur Courbanou (3)	7,500	-	56,000	-	-	-	63,500
Total	$99,249	$25,500	$461,900	-	-	-	$586,649

(1)
Option awards for each Director reflect the dollar value of compensation cost defined and calculated under FAS 123R, with the exception that compensation cost is reduced by any estimates of forfeiture.

(2)
Timothy McIntyre, former Chief Executive Officer, also served on the Board of Directors. He did not receive any compensation for attending Board of Director meetings during the year. Refer to the Summary Compensation Table, for disclosures of his compensation earned during the year as CEO of the Company.

(3)	Represents partial annual compensation (actual earned) as Mr. Courbanou joined the Board in November 2007.

(4)	Issued pursuant to the 2005 Directors Compensation Plan.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table provides information regarding the fees billed to us by Amper, Politziner & Mattia, P.C. for the fiscal years ended December 31, 2007 and December 31, 2006.  All fees described below were approved by the Audit Committee.

	December 31,
	2007	2006
Audit Fees (1)	$225,400	$210,000
Audit-related Fees (2)	$7,500	--
Tax Fees	--	--
All Other Fees	--	--
Total Fees	$232,900	$210,000

(1)
Audit Fees are fees for professional services performed by Amper, Politziner & Mattia, P.C. for the audit of the Company's annual consolidated financial statements and review of consolidated financial statements included in the Company's 10-QSB filing for the fiscal years ended December 31, 2007 and 2006, respectively.

(2)
Audit-Related Fees are fees for assurance and related services performed by Amper, Politziner & Mattia P.C. for the fiscal year ended December 31, 2007 and that are reasonably related to the performance of the audit or review of the Company's financial statements.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee's charter, all audit and audit-related work and all non-audit work performed by Amper, Politziner & Mattia was approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee was informed of each service actually rendered. Applicable law and regulations provide an exemption that permits certain services to be provided by Vyteris' outside auditors even if they are not pre-approved. Vyteris has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

PROPOSAL TWO:
CONSIDERATION OF OTHER MATTERS

OTHER MATTERS TO BE PRESENTED

Our Board of Directors does not know of any matters, other than those referred to in the accompanying notice of the Annual Meeting, to be presented at the annual meeting for action by stockholders. However, if any other matters are properly brought before the Annual Meeting or any adjournment thereof, it is intended that votes will be cast with respect to those matters, pursuant to the proxies, in accordance with the best judgment of the persons acting under the proxies.

EXECUTIVE COMPENSATION

Development of Compensation Philosophy. The Company is an entrepreneurial and opportunistic company operating in an extremely competitive environment that requires its business and compensation philosophy to be flexible and adaptive. With respect to its named executive officers (“NEOs”) this philosophy has rapidly evolved over the year as our operations, business and finances have developed and changed. As is stated in our Annual Report for the year ended December 31, 2007, we are dependent upon investor funds for cash flow and to operate our business.

Until we are able to self sustain our operations through internally generated cash flow, we need to focus on reducing expenses, bringing products to market and beginning to invest in new product development. We have streamlined the number of officers in the Company and as our cash flow situation stabilizes we will look to take affirmative steps to improve our NEO compensation planning. As other companies have done, we may retain a consultant to assist us in setting overall compensation arrangements for our CEO and CFO. For instance, we may institute formal management by objectives annual performance awards for all of our NEOs, while retaining the flexibility to reward achievements going beyond specific pre-identified objectives based on unforeseen circumstances.

Compensation Philosophy and Objectives. We seek to attract and retain results-oriented, hard-working, overachieving executives who can help us drive the growth of our company. Our overall compensation packages to our NEOs reward them for attaining our corporate financial and growth objectives and incent them to maintain and expand our prospects for future growth and product diversification. At the same time, we provide benefits that provide security for the NEOs and their families.

The Compensation Committee believes executive compensation policies should assure that executives are provided incentives and compensated in a way that advances both the short and long term interests of shareholders while also assuring that we are able to attract and retain executive management talent. Specifically, the Committee’s objective is the establishment of executive compensation strategies that:

•	Assure executive compensation is based upon performance in the achievement of pre-determined financial and business objectives;

•	Provide equity-based compensation incentives to meld the financial interests of executive officers with those of shareholders; and

•	Provide incentives that promote executive retention.

Our Compensation Committee is tasked with setting NEO compensation as set forth in this Proxy Statement.  As we mature, we will ask our Compensation Committee to take a harder look to standardize compensation arrangements.  For instance, with respect to NEO compensation, it is intended that the Compensation Committee will evaluate the compensation mix provided by our peers, as well as the other factors set forth in the Committee’s charter. Because of our unique specialty pharmaceutical business plan and the lack of a single direct competitor across all market segments, it may be difficult to formulate an appropriate peer group. Many companies included in any peer group will include companies both significantly larger and somewhat smaller than Vyteris. Nonetheless, in structuring future NEO compensation and employment agreements, the Committee will need to identify a peer group and rely upon information regarding practices from those companies.

EXECUTIVE OFFICERS

The following table identifies our executive officer, his age as of March 31, 2008, and his current position. Each listed person has the same positions with the Company and its Vyteris, Inc. subsidiary.

NAME (1)	AGE	POSITION

Donald Farley	65	Interim Executive Chairman
Anthony Cherichella	42	Chief Financial Officer

(1)    DONALD FARLEY- Subsequent to the March 21, 2008 resignation of Timothy McIntyre as Chief Executive Officer of the Company, Mr. Don Farley is acting as Interim Executive Chairman.  See “Proposal One – Election of Directors” for a description of Mr. Farley’s background and qualifications.

        ANTHONY CHERICHELLA  - Mr. Cherichella joined the Company as its Chief Financial Officer, effective August 1, 2008.  Mr. Cherichella was most recently the chief financial officer and acting president for Cardinal Health’s Healthcare Marketing Services unit based in Wayne, NJ from 2002 to the present. In that capacity, he had overall responsibility for establishing and managing financial budgets and forecasts, evaluating acquisitions and exploring strategic alternatives for this unit of Cardinal Health.. Prior to that, he served at BLP Group Companies from 2000 - 2002, where he served as chief financial officer, executive vice president, secretary and treasurer. Before that, he served as a senior audit manager for Andersen LLP from 1990-2000.

Mr. Cherichella resigned as Chief Financial Officer of the Company on April 18, 2008.

CASH COMPENSATION

The following table sets forth the total cash and non-cash compensation that we paid or accrued during the years ended December 31, 2007 and 2006 with respect to each executive who, during 2007 and 2006, received salary and bonus in excess of $100,000.

The principal components of these individuals' current cash compensation are the annual base salary and bonus included in the Summary Compensation Table. We have also described below other compensation these individuals received under employment agreements and Vyteris' stock option plan. We refer to the persons identified in the table below as the "named executive officers".

SUMMARY COMPENSATION TABLE

The following table provides the compensation awarded to or paid to, or earned by our chief executive officer and four other most highly paid executives for the year ended December 31, 2007 (all of whom would have been paid over $100,000 on an annualized basis).

Name and Principal Position	Year	Salary		Bonus (5)	Stock Awards	Option Awards (2)	All Other Compen- sation		Total
Timothy McIntyre, President & CEO	2007	$ 376,250	(1)	$285,500		$10,858,000	$27,000	(3)	$11,546,750
Timothy McIntyre, President & CEO	2006	350,254	(1)	162,500		1,477,525	19,438	(3)	2,009,717
Anthony Cherichella, CFO	2007	112,917	(1)	—		1,403,500	1,719	(4)	1,518,136
Haro Hartounian, Chief Technology Officer (5)	2007	28,205		10,000		341,000	16,854	(4)	386,059
Ashutosh Sharma, Chief Strategic Officer	2007	200,833				125,250	7,525	(4)	333,608
Ashutosh Sharma, Vice President	2006	184,004		38,000			5,513	(4)	227,517
Rafael Espinal, Vice President of Manufacturing	2007	14,833		10,000		78,000	800	(4)	103,633

(1)	See below for description of Mr. McIntyre’s employment agreement with the Company and subsequent termination agreement and Mr. Cherichella’s employment agreement (who resigned on April 18, 2008).

(2)
The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for fiscal 2006 and 2007, in accordance with FAS 123(R), of stock options granted under our stock incentive plans and include amounts for stock options granted in and prior to fiscal 2006. There can be no assurance that FAS 123(R) amounts will ever be realized. Refer to Note 15, “Stock Compensation Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed on March 30, 2007 and the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 filed on April 15, 2008 for the relevant assumptions used to determine the valuation of our option awards.

(3)	Includes car allowance of $9,000 and balance as 401(k) match.

(4)	Includes 401(k) match for Cherichella, Hartounian and Sharma, car allowance for Espinal and Sharma and relocation costs of Hartounian.

(5)
All 2006 bonuses were accrued in 2006 and not paid until April 2007, except for the $75,000 “sign on” bonus for Mr. McIntyre which was $37,500 was paid on January 1, 2006 and $37,500 was paid on July 1, 2006.  All bonuses accrued in 2007 were paid in 2007 except for Mr. Hartounian for whom a sign on bonus was paid in January 2008, Mr. Espinal for whom a sign on bonus was paid in March 2008, and Mr. McIntyre for whom an annual bonus for 2007 equal to $98,000 was paid on or about April 1, 2008.  He will also be paid severance equal to $152,000 on the six month and fifth day following March 21, 2008 (2008 payments are not reflected in the above table).

STOCK OPTIONS

Outstanding Equity Awards

The following table summarizes all outstanding equity awards for the top five highest paid executives during the year:
Name	Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Timothy McIntyre	President & CEO	1,250,000 550,000	500,000 3,900,000	500,000 3,900,000	$1.31 $2.72	1/1/16 5/31/17	-	-	-	- -
Anthony Cherichella	Chief Financial Officer	100,000	650,000	650,000	$2.10	8/1/17	-	-	-	-
Haro Hartounian	Chief Technology Officer	-	550,000	550,000	$0.86	11/27/17	-	-	-	-
Rafael Espinal	VP of Manufacturing	-	200,000	200,000	$0.54	12/10/17	-	-	-	-
Ashutosh Sharma	Chief Strategic Officer	4,714	-	-	$1.91	12/31/13	-	-	-	-
		20,427	-	-	$1.91	5/31/14	-	-	-	-
		83,216	16,644	16,644	$3.04	5/17/15	-	-	-	-
		50,000	25,000	25,000	$0.75	2/16/17	-	-	-	-
		-	75,000	75,000	$1.55	11/7/17	-	-	-	-

The following table presents certain information regarding stock options granted to the named executive officers during 2007 under the Company's stock option plan.

INDIVIDUAL GRANTS

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees	Exercise Price	Expiration Date
Timothy McIntyre	4,450,000	58.6%	$2.72	May 31, 2017
Anthony Cherichella	750,000	9.9%	$2.10	August 1, 2017
Haro Hartounian	550,000	7.2%	$0.86	November 27, 2017
Rafael Espinal	200,000	2.6%	$0.54	December 10, 2017
Ashutosh Sharma	75,000	1.0%	$0.75	February 16, 2017
Ashutosh Sharma	75,000	1.0%	$1.55	November 7, 2017

None of the named executive officers exercised stock options during 2007.

Equity Compensation Plan Information

The following table summarizes information with respect to our equity compensation plans and options outstanding as of December 31, 2007.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders: Vyteris Holdings 2005 Stock Option Plan	2,901,902	$ 2.09	--

Equity Compensation Plans Not Approved by Stockholders:
Vyteris Holdings 2005 Stock Option Plan (1)	12,000,000	$ 2.09	4,436,172
Outside Director Stock Incentive Plan	5,000,000	$ 1.94	4,562,320
Total	19,901,902	$ 2.09	8,998,492

(1) On December 19, 2005, we entered into an employment agreement with Timothy McIntyre, pursuant to which, commencing on January 1, 2006, Mr. McIntyre began serving as our President and CEO.  In connection with his employment agreement, Mr. McIntyre was granted options covering up to 1,750,000 shares of our common stock with vesting upon the achievement of several milestones. The milestones contained in this agreement consisted of both market and performance based vesting terms.. In connection with an amendment to Mr. McIntyre's employment agreement on May 31, 2007, the Board approved a grant of stock options to Mr. McIntyre covering an additional 4,450,000 shares of our common stock, pursuant to our 2005 Stock Option Plan, with vesting upon the achievement of milestones. As of December 31, 2007, 1,800,000 stock options have vested under this employment agreement, as amended, for which we recorded $7.3 million and $0.3 million in compensation expense in the consolidated statement of operations for the years ended December 31, 2007 and 2006, respectively.  On March 21, 2008, we entered into a Separation and General Release Agreement with Timothy McIntyre.

The Agreement provides for the following:

	Mr. McIntyre has resigned as President and Chief Executive Officer and a Director of the Company, effective as of March 21, 2008.

Mr. McIntyre shall be paid an annual bonus for 2007 equal to $98,000 within 10 days of effectiveness of the Agreement, and shall be paid severance equal to $152,000 on the six month and fifth day following his termination from employment.

	Mr. McIntyre shall be entitled to retain all stock options issued to him which have vested as of the date of the Agreement, but all unvested stock options shall immediately terminate.
	Mr. McIntyre has released the Company from certain claims related to his employment and resignation.

Effective August 1, 2007, we entered into an employment agreement with Anthony Cherichella, which calls for an initial grant of 750,000 options under our 2005 Stock Option Plan, which vest upon the occurrence of certain events set forth in the employment agreement, and calls for further grants no less frequently than annually (by March 31st of each calendar year starting in 2008), with the goal of targeting an annual grant of at least 750,000 options. The options shall bear an exercise price equal to market price at the date of grant and become fully vested upon the occurrence of certain events, including, but not limited to, a merger or consolidation or sale of all or substantially all of our assets.  As of December 31, 2007, 100,000 stock options have vested under this employment agreement for which we recorded $0.9 million in compensation expense in the consolidated statement of operations for the year ended December 31, 2007.  On April 18, 2008, Mr. Cherichella resigned as CFO.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OVERVIEW

Vyteris, Inc. was incorporated in Delaware in July 2000. In November 2000, Vyteris, Inc. purchased assets from Becton Dickinson comprising Becton Dickinson's iontophoresis drug delivery products and related research and development program, as well as related patents, patent applications and other intellectual property using funds contributed to it by STSG. Kevin Kimberlin, though his ownership of STSG, is, and has been since our inception, the controlling stockholder of Vyteris and, after Vyteris, Inc. became a wholly-owned subsidiary of the Company. Mr. Kimberlin has voting and dispositive control over STSG.

Throughout the corporate history of Vyteris, Inc. and the Company, Vyteris, Inc. and the Company have had material relationships with STSG and its related parties and have been controlled by Kevin Kimberlin, STSG and its affiliates.

Working Capital Facility with STSG

In September 2004, STSG, a related party,  agreed to provide the Company with up to $5.0 million in working capital loans, as amended, in the form of 11.5% secured demand promissory notes (the “Working Capital Facility”). Pursuant to the terms of the Working Capital Facility, amounts drawn under the facility were to be repaid on or before November 15, 2005, however the repayment was not made. The Working Capital Facility is secured by a lien on all of the Company’s and its operating subsidiary’s assets but is subordinate to the lien on those assets held by the lenders in the December 2006 Senior Secured Convertible Promissory Note.

Through several amendments, STSG and the Company had agreed to the following: (a) the noteholders waived all covenant defaults resulting from inadequate collateral coverage until June 1, 2007, (b) the maturity dates under the Working Capital Facility were deferred until June 1, 2007, which was again subsequently extended to June 1, 2009, (c) on a monthly basis until May 31, 2007, the Company issued to the noteholders warrants to purchase 110,000 shares of the Company's common stock at an exercise price of $2.40 per share, and (d) the lenders shall have the option to convert the outstanding principal amount of the Working Capital Facility into Company common stock at a price of $1.50 per share.

Upon the issuance of common stock in the November 2006 Financing, the December 2006 Financing and the 2007 Financings at a purchase price below the current exercise price of the aforementioned warrants, the Company applied the weighted average anti-dilution provisions contained in the Working Capital Facility warrant agreement.

On February 23, 2007, STSG loaned to the Company $0.4 million in aggregate principal amount in the form of a senior secured promissory note subject to the terms of the Working Capital Facility.  In connection with the loan, on a monthly basis the Company issued to the noteholders warrants to purchase 49,280 shares of the Company’s common stock at an exercise price of $0.75 per share.

As of December 31, 2007 and 2006, respectively, $2.9 million and $2.5 million was outstanding under the Working Capital Facility.

Promissory Notes with STSG

January 2006 Promissory Note

On January 31, 2006, STSG provided the Company with a $0.3 million loan in the form of 10.0% subordinated convertible unsecured promissory note (the "January 2006 Promissory Note"). Pursuant to the terms of the January 2006 Promissory Note, amounts outstanding has a maturity date of December 1, 2008. At any time prior to maturity date, STSG shall have the option to convert the entire January 2006 Promissory Note and interest accrued into shares of the Company's common stock at a conversion price of $2.40 per share. In connection with the January 2006 Promissory Note, the Company issued warrants to STSG that are exercisable into a maximum of 52,083 shares, in the aggregate, of the Company's common stock at an exercise price of $2.88 per share.

2006 Promissory Notes

In 2006, STSG provided the Company with a total of $8.1 million in loans in the form of Subordinated Convertible Unsecured Promissory Notes (the “2006 Promissory Notes”).  The 2006 Promissory Notes: (i) mature on December 1, 2008; (ii) bear interest at a rate equal to 13% per annum payable in cash on a semi-annual basis; (iii) are convertible into shares of common stock at a conversion price of $1.50 per share; (iv) are convertible into the Company’s next private financing of equity or debt securities and (v) have piggy-back registration rights.

During 2006, the Company agreed to amend the 2006 Promissory Notes to conform the conversion provision to convert at the option of the holder, rather than automatic conversion in a "Qualified Financing," as defined. On December 11, 2006, STSG elected to convert $3.0 million of the 2006 Promissory Notes into 4.0 million shares of common stock, at a conversion price of $0.75 per share, in connection with the December 2006 Financing (a “Qualified Financing”).

The following is a schedule of the remaining balance of the January 2006 Promissory Note and the 2006 Promissory Notes at December 31, 2007:
Issuance Date	Principal Amount	Balance
January 31, 2006	$250,000	$250,000
February 13, 2006	500,000	500,000
February 16, 2006	500,000	500,000
March 21, 2006	500,000	500,000
April 4, 2006	500,000	500,000
April 18, 2006	750,000	750,000
May 5, 2006	500,000	500,000
May 23, 2006	500,000	500,000
June 8, 2006	500,000	500,000
June 26, 2006	500,000	500,000
July 7, 2006	200,000	200,000
July 18, 2006	166,550	166,550
Less: fair value of warrants (original basis $62,267), fully amortized		-
Balance at December 31, 2007		$5,366,550

December 2006 Senior Secured Convertible Promissory Note

On December 11, 2006, the Company issued a senior secured convertible promissory note in the principal amount of $0.5 million to Allen Capital Partners. This promissory note accrues interest at a rate of 6% per annum and is payable on or before December 10, 2008. The holder of this note may elect to convert it at any time into shares of common stock of the Company at a conversion price of $0.25 per share. The promissory note is secured by the assets of the Company.

Amendments to Various Debt Instruments

In August 2007, the Company entered into an agreement with STSG and its affiliates to amend the Working Capital Facility and the January 2006 Promissory Note and  2006 Promissory Notes (collectively referred to as the “Referenced Debt.”).  Significant aspects of the agreement related to the Referenced Debt are as follows:

(i)
STSG agreed to waive all previous defaults on the Referenced Debt, cease requirement of payment of monthly warrant issuances as of May 31, 2007, and extend the maturity date of the Working Capital Facility to June 1, 2009;

(ii)
the Company agreed to issue warrants to STSG to purchase a total of 1,000,000 shares of the Company’s common stock at an exercise price of $1.50 per share, each with a term of five (5) years from the date of issuance;

(iii)	the Company and STSG agreed to revise the interest rate on the 11.5% Secured Promissory Notes to a revised rate of 9% per annum, commencing June 1, 2007;

(iv)	the conversion price on all Referenced Debt into the Company’s common stock was reduced to $1.50 per share; and

(v)	the Company agreed to revise the exercise price on 949,071 warrants previously issued to STSG to and exercise price of $1.50 per share.

Series B, Convertible, Mandatorily Redeemable Preferred Stock

The holders of the Series B convertible, mandatorily redeemable preferred stock (the “Series B Preferred Stock”) are entitled to receive, ratably and payable quarterly, an annual cash dividend of 8% of the then applicable redemption price, as defined, out of funds legally available. In the event of liquidation, holders of the Series B Preferred Stock are entitled to receive a liquidation preference of $1.00 per share (adjusted for stock splits or combinations of such stock, recapitalizations, or other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of such stock), plus an amount equal to all declared but unpaid dividends.

The holders of the Series B Preferred Stock (and the holders of any other series of preferred stock with similar voting rights as the Series B Preferred Stock) vote together with the holders of shares of common stock as a single class in all matters to be voted on by shareholders of the Company, except that the vote or consent of the holders of a majority of the shares of the Series B Preferred Stock is necessary to authorize or issue an equity security having any preference over or being on a parity with the Series B Preferred Stock with respect to dividend or liquidation preference; increase the number of authorized shares of Series B Preferred Stock; or amend, alter or repeal any provision of the Company’s Certificate of Incorporation, Certificate of Designations or By-laws, if such action would alter, in any material respect, the rights of the Series B Preferred Stock. Mandatory redemption commenced on March 1, 2006, the first anniversary date of the first commercial sale of LidoSite and continued for one year thereafter, the Company is required to redeem (on a quarterly basis) an amount of the Series B Preferred Stock equal to 5% of the gross profits derived from the sale of LidoSite. During the following years, the Company is required to redeem (on a quarterly basis) an amount equal to 10% of the gross profits derived from the sale of LidoSite. No such redemptions have been required to date.

In August 2007, the Company, as a part of the “restructuring” set forth in the agreement with STSG and its affiliates (collectively referred to in this paragraph as “STSG”) as described in Note 9, agreed to reduce the conversion price of the Series B Preferred Stock from $3.58 per share to $1.50 per share.  This agreement was in consideration of STSG deferring mandatory redemption from March 1, 2006 to June 1, 2009.

Private Placements of Common Stock and Warrants

$0.25 Private Placement

In the fourth quarter of 2006, the Company raised $5.75 million pursuant to which the Company issued to investors a total of (i) 23,000,000 shares of common stock and (ii) 11,500,000 warrants, each of which may be exercised for two years from the date of issuance to purchase an additional share of common stock for $0.45 per share (the “November 2006 Financing”).   In connection with the November 2006 Financing, the Company paid finders fees to Wolverine International Holdings Ltd. (“Wolverine”) and to Spencer Trask Ventures, Inc. (“STVI”) a related-person of STSG, a principal stockholder of the Company, in the amount of $0.5 million and $0.1 million, respectively, representing 10% of the gross proceeds raised.  In addition, the Company issued to Wolverine and STVI warrants to purchase up to 950,000 and 200,000 shares, respectively, representing 10% of the Units issued to investors. Each warrant may be exercised for two years from the date of issuance to purchase two additional shares of common stock for $0.25 per share and $0.45 per share of common stock. The registration rights agreement described above also will cover the resale of the common stock and the amount of common shares underlying the warrants issued to Wolverine and STVI pursuant to their agreements with the Company.  Upon completion of the November 2006 Financing, the Company issued 7.1 million shares to International Capital Advisory, Inc. (“ICA”) and four other finders in equal proportion as an advisory fee.  These shares are reflected in equity as a component of the cost of the transaction.

$0.75 Private Placement

At the end of the fourth quarter of 2006, the Company sold an additional $5.3 million of common stock at $0.75 per share for a total of 7,053,638 million shares (the "December 2006 Financing", and with the November 2006 Financing, the “2006 Financings”). In connection with the December 2006 Financing, the Company paid finders fees to Wolverine and STVI of $0.3 million each, representing 10% of the gross proceeds raised.  In addition, the Company issued to Wolverine and STVI warrants to purchase up to 341,300 and 364,064 shares of the Company's common stock, respectively, representing 10% of the common stock issued to investors.  Each warrant may be exercised for five years from the date of issuance to purchase a share of common stock for $0.75 per share.

In the first and second quarters of 2007, the Company raised a total of $9.1 million pursuant to which the Company issued to investors a total of 12,110,667 shares of common stock at $0.75 per share (the “Initial 2007 Financing”).  In connection with the Initial 2007 Financing, the Company paid finders fees to Wolverine and to STVI, in the amount of $0.9 million and $0.04 million, respectively, representing 10% of the gross proceeds raised.  In addition, the Company issued to Wolverine and STVI warrants to purchase up to 1,161,664 and 49,400 shares of the Company's common stock, respectively, representing 10% of the common stock issued to investors.  Each warrant may be exercised for five years from the date of issuance to purchase a share of common stock for $0.75 per share.  Net proceeds were $8.0 million, with finder’s fees and other legal costs of $1.0 million recorded as a reduction of equity as a cost of the transaction.

Upon the issuance of the respective units in the $0.25 Private Placement and the issuance of common stock in the $0.75 Private Placement, warrants currently held beneficially or of record by STVI, and employees thereof which had been issued to STVI as placement agent in connection with a September 2004 private placement were modified to reflect a total of 6,871,429 shares of the Company’s common stock rather than 2,119,834 shares of common stock, after giving effect to the weighted average anti-dilution provisions contained in those warrants. Warrants currently held beneficially or of record by STSG, in connection with the 279,330 warrants originally issued in connection with the Working Capital Facility, were modified to a total of 946,710 warrants with an exercise price of $1.09, after giving effect to the weighted average anti-dilution provisions contained in those warrants. In addition, the 1,815,000 warrants issued for amendments to the Working Capital Facility were modified to a total of 4,347,359 with a weighted average exercise price of $0.90, after giving effect to the weighted average anti-dilution provisions contained in those warrants. These modifications to the warrants issued were done in accordance with terms included in the original warrant agreements in order to allow the holder of the warrants to maintain their comparative values in the Company.  Accordingly, there was no impact on the Company’s consolidated statement of operations for years ended December 31, 2007 and 2006.

Services Provided by Monumed, LLC

Beginning in the third quarter of 2006, Monumed, LLC (“Monumed”) provided services to us in conjunction with the launch of  our LidoSite product and related commercialization efforts.  In May 2007, our then Chief Executive Officer, Timothy J. McIntyre, advised our Board of Directors that his brother was a shareholder of Monumed, which was in addition to prior disclosure that his brother was a Monumed employee.  Mr. McIntyre then advised the Board of certain procedures being implemented to mitigate the occurrence of any risks of conflicts of interest.

In 2006, Talle Creative (“Talle”), billed $76,321 in website and marketing services to Vyteris, which was paid in full.  When Monumed began providing services to Vyteris in late 2006, several of the personnel, who had provided services to Vyteris on behalf of Talle, were also some of the personnel who provided services to Vyteris on behalf of Monumed.  In early 2008, Mr. McIntyre informed Vyteris that Talle was a minority equity owner in Monumed; however, Vyteris management and its Board was unaware of an equity ownership by Talle in Monumed until the 2008 disclosure.

On February 4, 2008, our Board of Directors was also made aware that Mr. McIntyre has an indirect familial relationship with Monumed.  Mr. McIntyre stated that CFTB, LLC (“CFTB”) owns 50.2% of the membership interests in Monumed and that CFTB is wholly-owned by Carey Cuttone, Mr. McIntyre’s spouse.

Further, on February 13, 2008, our independent auditor, Amper, Politziner & Mattia, P.C., informed the Audit Committee that the omission of disclosure of these related party transactions may be a material weakness in our internal controls over financial reporting.  ~~.~~Subsequently, the Board of Directors formed a Special Assessment Committee (the “Committee”) to conduct a review  into the facts and circumstances regarding the nondisclosure by Mr. McIntyre regarding Monumed and the resulting failure of disclosure of such related party transaction in our filings with the Securities and Exchange Commission.  This Committee retained independent counsel to assist it in making the assessment and make relevant recommendations to the Committee, which assessment is still ongoing.  Based upon our analyses to date we have concluded that a material weakness over financial reporting exists.

We are in the process of implementing remediation efforts with respect to the material weakness noted above as follows:

1.  Enhanced due diligence on new directors and officers.

2. Annual review of 10 largest vendors (by dollar amount) with management to determine whether related party transactions exist.  In addition, a background investigation and request for proposal process to be implemented for new vendors with a purchase order greater than $100,000.

3.  Written approval by the Audit Committee for all related party transactions.

We have paid to Monumed a total of $1.3 million and $0.3 million during 2007 and 2006, respectively.   As of February 4, 2008, December 31, 2007 and December 31, 2006, unpaid invoices owed by us to Monumed amounted to approximately $0.2 million in each of the periods. In addition, as a result of the redirection of our business toward the development of peptides, management does not anticipate the utilization of Monumed’s services to be material during 2008.

Other Matters
.
•
At December 31, 2007 and 2006, approximately $71,000 is included in interest payable and accrued expenses due to related party in the accompanying consolidated balance sheets for amounts owed to STSG and STVI for certain expenses paid on behalf of the Company.

•
On April 26, 2005, the Company announced the appointment of Russell O. Potts, Ph.D. to its Board of Directors.  Dr. Potts has served the Company as a consultant in drug delivery, glucose monitoring and medical devices since April 2003.  The Company paid Dr. Potts approximately $87,000 and $80,000 for consulting services and out of pocket expenses for the years ended December 31, 2007 and 2006, respectively.

•
On March 12, 2007, the Company borrowed from Donald F. Farley, Chairman of the Board of Directors of the Company, $0.2 million at an interest rate of 10% per annum, plus reimbursement to Mr. Farley for his closing costs.  The Company repaid this loan plus accrued interest in full on March 28, 2007.

OTHER MATTERS

PERFORMANCE GRAPH

The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on May 18, 2005, the first date on which the Company's common shares were available for trading, with the NASDAQ Stock Market Index and the RDG Microcap Pharmaceutical Index(C). The RDG MicroCap Pharmaceutical Index is composed of U.S. publicly traded Pharmaceutical companies with a market capitalization of $0 to $300 million. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment in our common shares would increase or decrease in value over time, based on increases or decreases in market prices. The Company has not paid dividends.

COSTS

We will pay the costs of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by regular employees of Vyteris and Vyteris' subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and Vyteris will, upon request, reimburse them for the reasonable expense of doing so.

STOCKHOLDER PROPOSALS

If you wish to have a proposal included in Vyteris' proxy statement and form of proxy for its 2008 annual meeting, the proposal must be received by Vyteris at our principal executive offices by a reasonable time before we begin to print our annual meeting proxy statement. A proposal which is received after that time or, which otherwise, fails to meet the requirements for stockholder proposals established by the SEC will not be included. Further, proxies for next year's annual meeting will have discretionary authority to vote against any proposal not submitted within ten days after we announce the date of our annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable counsel with regard to the requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company files reports, proxy and information statements and other information with the SEC. Such reports, statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Furthermore, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding the Company. The address of such Web site is http://www.sec.gov.

FINANCIAL STATEMENTS AVAILABLE

A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 filed with the SEC is available without charge upon written request to: 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410; Attn: Investor Relations.

HOUSEHOLDING INFORMATION

As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our 2007 Annual Report to Shareholders or this proxy statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders.  We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.  Conversely, shareholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy. Such a request must be directed to the Shareholders Department of the transfer agent by phone at 1-800-937-5449 or by mail to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, Attention: Shareholders Department. Each request must include the name of the stockholder, the name of his brokerage firm and the account number of his brokerage account. Please allow 72 hours from receipt by the transfer agent for any such request to take effect.

By Order of the Board of Directors,

/s/ David DiGiacinto
David DiGiacinto, Secretary

April 28, 2008

PROXY
VYTERIS, INC.

The undersigned hereby appoints Donald Farley and Joseph Himy, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the annual meeting of stockholders of Vyteris, Inc. to be held on June 11, 2008, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE MATTERS DESCRIBED ON THE REVERSE SIDE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

VYTERIS, INC.

June 11, 2008

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

1.  Nominees for directors:

     John Burrows
FOR ___	AGAINST ___	ABSTAIN ____

Arthur Courbanou
FOR ___	AGAINST ___	ABSTAIN ____

     David DiGiacinto
FOR ___	AGAINST ___	ABSTAIN ____

     Donald F. Farley
FOR ___	AGAINST ___	ABSTAIN ____

     Susan Guerin
FOR ___	AGAINST ___	ABSTAIN ____

     Russell O. Potts
FOR ___	AGAINST ___	ABSTAIN ____

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Signature of Shareholder:       ________________________________________________

Date:                           ________________________________________________

Signature of Shareholder:       ________________________________________________

Date:

NOTE: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Nonvoting Item:

Please print Change of Address in the box provided below:

EXHIBITS

VYTERIS, INC.

2007 OUTSIDE DIRECTOR CASH COMPENSATION AND STOCK INCENTIVE PLAN

1.  Purpose of the Plan.  The purpose of this plan ("Plan"), to be known as the "2007 Outside Director Cash Compensation and Stock Incentive Plan", is to attract qualified personnel to accept positions of responsibility as outside directors with Vyteris, Inc., a Nevada corporation, and its successors (collectively, the "Company"), and to provide incentives for qualified persons to remain on the Board of Directors of the Company as outside (non-management) directors.  Following the effective date of this Plan, the Company shall not grant any awards of cash, stock, or options pursuant to the Company’s 2005 Outside Director Stock Incentive Plan.

2.  Definitions.  As used in the Plan, unless the context requires otherwise, the following terms shall have the following meanings:

"Administrator" shall mean the Compensation Committee of the Board, and if there is no designated Compensation Committee, then the Board.

“Annual Meeting” shall mean an annual meeting of the Company’s stockholders. “Annual Meeting Date” shall mean each date on which an Annual Meeting is held, commencing with the Annual Meeting conducted during 2007; provided, however, that if the Annual Meeting is not conducted by July 1 in any calendar year, the term “Annual Meeting Date” for such calendar year shall be July 1 of such calendar year.

"Board" shall mean the Board of Directors of the Company.

“Cash Award” shall mean a cash award made pursuant to Section 15 of the Plan.

"Common Stock" shall mean the Company's common stock, par value $0.001 per share, or if, pursuant to the adjustment provisions of Section 11 hereof, another security is substituted for such common stock, such other security.

"Existing Director" shall mean each member of the Board on the date of adoption of this Plan other than Timothy J. McIntyre.

"Fair Market Value" on any date means the average of the high and low sales prices of a share of Common Stock on such date on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or, if such shares are not so listed or admitted to trading, the closing sales price of a share of Common Stock on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on such date, or if such closing price is not available, the arithmetic mean of the per share closing bid price and per share closing asked price of a share of Common Stock on such date as quoted on NASDAQ or such other quotation system in which such prices are regularly quoted, or, if there have been no such published bid or asked quotations with respect to a share of Common Stock on such date, or if such shares are not publicly traded, the Fair Market Value shall be the fair market value established by the Administrator.

"Option" shall mean the right, granted pursuant to Section 7 of the Plan, to purchase one or more shares of Common Stock.

"Optionee" shall mean a person to whom an Option has been granted pursuant to the Plan.

“Outside Director” shall mean (i) each Existing Director and (ii) each person who, at the time that such person first is appointed or elected to the Board, is not, and has not been during the twelve months prior to such appointment or election, an employee of the Company or any of its subsidiaries; provided, however, that a person shall cease to be an Outside Director if he or she becomes an employee of the Company or any of its subsidiaries.

“Retirement” shall mean a director’s resignation from, or the act of foregoing election to, the Board as a result of any mandatory retirement provisions applicable to such director.

3.  Stock Subject to the Plan.  There will be reserved for use upon the exercise of Options granted from time to time pursuant to the Plan an aggregate of 5,000,000 shares of Common Stock, subject to adjustment as provided in Section 11 hereof.  The Administrator shall determine from time to time whether all or part of such 5,000,000 shares shall be authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company and which are held in its treasury.  If any Option granted under the Plan should expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for the grant of Options under the Plan.

4.  Administration of the Plan.  The Plan shall be administered by the Administrator.  Subject to the provisions of the Plan, the Administrator shall have full discretion:

(a)  To determine the exercise price of Options granted hereunder in accordance with Section 7 hereof;

(b)  To interpret the Plan;

(c)  To promulgate, amend and rescind rules and regulations relating to the Plan, provided, however, that no such rules or regulations shall be inconsistent with any of the terms of the Plan;

(d)  To subject any Option and Cash Awards to such additional restrictions and conditions (not inconsistent with the Plan) as may be specified when granting the Option or Cash Award; and

(e)  To make all other determinations in connection with the administration of the Plan in a manner consistent with the Plan.

5.  Eligibility.  The only persons who shall be eligible to receive Options or Cash Awards under the Plan shall be Outside Directors.

6.  Term.  No Option or Cash Award shall be granted under the Plan after July 1, 2017.

7.  Grant of Stock Options.  The following provisions shall apply with respect to Options granted hereunder:

(a)  Automatic Grants.

(i)  Initial Grants.  The Company shall grant options to purchase 50,000 shares to each non-employee director upon the date of his initial election to the Board (“Initial Grants”)

(ii)  Annual Grants.  On each Annual Meeting Date (or, in 2007, on the fifth business day after the Plan is adopted by the Board), the Company shall grant to each Outside Director Options to purchase thirty thousand (30,000) shares of Common Stock (subject to adjustment pursuant to Section 11 hereof) (“Annual Grants”).

(b) Option Price.  The price at which shares of Common Stock shall be purchased upon exercise of an Option granted hereunder shall be equal to the Fair Market Value of such shares on the date of grant of such Option.

(c)  Expiration.  Except as otherwise provided in Section 10 hereof, each Option granted hereunder shall cease to be exercisable ten years after the date on which it is granted.

8.  Exercise of Options. Unless the exercise date of an Option granted hereunder is accelerated pursuant to Section 12 hereof, the following provisions shall apply with respect to the exercise of such Option, unless the Administrator determines otherwise at the time of grant:

(a)  Initial Grants shall vest during the first two years following the date of grant (6,250 shares at the end of each three month period following the date of grant) but if a director is not reelected for a second term then all remaining unvested options in the Initial Grant shall vest automatically on the one year anniversary of the grant date;

(b)  Annual Grants shall vest during the first year following the date of grant (7,500 shares at the end of each three month period following the date of grant);

(c)  In the event that an Outside Director is appointed to fill a vacancy on the Board, the Administrator shall determine the amount of the Annual Grant appropriate to provide such Outside Director for the period such Outside Director will so serve for the remainder of the term; and

(d)  All vesting of Options shall cease if the Outside Director resigns from the Board or otherwise ceases to serve as an Outside Director, unless the Administrator determines that the circumstances warrant continuation of vesting.

9.  Method of Exercise.  To the extent permitted by Section 8 hereof, Optionees may exercise their Options from time to time by giving written notice to the Company.  The date of exercise shall be the date on which the Company receives such notice.  Such notice shall be on a form furnished by the Company and shall state the number of shares to be purchased and the desired closing date, which date shall be at least fifteen days after the giving of such notice, unless an earlier date shall have been mutually agreed upon.  At the closing, the Company shall deliver to the Optionee (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against payment in full of the Option price for the number of shares to be delivered, such payment to be by a certified or bank cashier's check and/or, if permitted by the Administrator in its discretion, by transfer to the Company of capital stock of the Company having a Fair Market Value (as determined pursuant to Section 2) on the date of exercise equal to the excess of the purchase price for the shares purchased over the amount (if any) of the certified or bank cashier's check.  If the Optionee (or other person entitled to exercise the Option) shall fail to accept delivery of and pay for all or any part of the shares specified in his or her notice when the Company shall tender such shares to such Optionee, such Optionee’s right to exercise the Option with respect to such unpurchased shares may be terminated.

10.  Termination of Board Status.  In the event that an Optionee ceases to serve on the Board for any reason other than cause, death, disability, resignation or Retirement, such Optionee's Options shall automatically terminate three months after the date on which such service terminates, but in any event not later than the date on which such Options would terminate pursuant to Section 7(c). In the event that an Optionee resigns or is removed from the Board by means of a resolution which recites that the Optionee is being removed solely for cause, such Optionee's Options shall automatically terminate on the date such removal is effective.  In the event that an Optionee ceases to serve on the Board by reason of death,  disability or Retirement, an Option exercisable by such Optionee shall terminate one year after the date of death, disability or Retirement of the Optionee, but in any event not later than the date on which such Options would terminate pursuant to Section 7(c).  During such time after death, an Option may only be exercised by the Optionee's personal representative, executor or administrator, as the case may be.  No exercise permitted by this Section 10 shall entitle an Optionee or such Optionee’s personal representative, executor or administrator to exercise any portion of any Option beyond the extent to which such Option is exercisable pursuant to Section 8 hereof on the date such Optionee ceases to serve on the Board. In the event that an Outside Director accepts employment by the Company or its subsidiaries after becoming an Outside Director, such individual shall cease to be an Outside Director and thus shall not be eligible to receive Options under this Plan thereafter, but such individual shall not be deemed to have ceased serving on the Board for purposes of this Section 10 merely by virtue of such employment.

11.  Changes in Capital Structure.  In the event that, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, reclassification, stock split-up, combination of shares, exchange of shares, or comparable transaction, the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation, then appropriate adjustments shall be made by the Administrator to the number and kind of shares reserved for issuance under the Plan upon the grant and exercise of Options and the number and kind of shares subject to the automatic grant provisions of Section 7(a) and Section 15.  In addition, the Administrator shall make appropriate adjustments to the number and kind of shares subject to outstanding Options, and the purchase price per share under outstanding Options shall be appropriately adjusted consistent with such change.  In no event shall fractional shares be issued or issuable pursuant to any adjustment made under this Section 11.  The determination of the Administrator as to any such adjustment shall be final and conclusive.

12.  Mandatory Exercise. Notwithstanding anything to the contrary set forth in the Plan, in the event that (x) the Company should adopt a plan of reorganization pursuant to which (i) it shall merge into, consolidate with, or sell substantially all of its assets to, any other corporation or entity or (ii) any other corporation or entity shall merge with the Company in a transaction in which the Company shall become a wholly-owned subsidiary of another entity, or (y) the Company should adopt a plan of complete liquidation, then (I) all Options granted hereunder shall be deemed fully exercisable fifteen days prior to the scheduled consummation of such event and (II) the Company may give an Optionee written notice thereof requiring such Optionee either (a) to exercise his or her Options within ten days after receipt of such notice, including all installments whether or not they would otherwise be exercisable at the date, (b) in the event of a merger or consolidation in which shareholders of the Company will receive shares of another corporation, to agree to convert his or her Options into comparable options to acquire such shares, (c) in the event of a merger or consolidation in which shareholders of the Company will receive cash or other property (other than capital stock), to agree to convert his or her Options into such consideration (in an amount representing the appreciation over the exercise price of such Options) or (d) to surrender such Options or any unexercised portion thereof.

13.  Option Grant.  Each grant of an Option under the Plan will be evidenced by a document in such form as the Administrator may from time to time approve.  Such document will contain such provisions as the Administrator may in its discretion deem advisable, including without limitation additional restrictions or conditions upon the exercise of an Option, provided that such provisions are not inconsistent with any of the provisions of the Plan.  The Administrator may require an Optionee, as a condition to the grant or exercise of an Option or the issuance or delivery of shares upon the exercise of an Option or the payment therefor, to make such representations and warranties and to execute and deliver such notices of exercise and other documents as the Administrator may deem consistent with the Plan or the terms and conditions of the option agreement.  Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Administrator may also require the Optionee to execute and deliver documents (including the investment letter described in Section 14) containing such representations, warranties and agreements as the Administrator or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1933, as amended, any applicable State securities laws, and any other applicable law, regulation or rule.

14.  Investment Letter; Requirements of Law.

(a)  If required by the Administrator, each Optionee shall agree to execute a statement directed to the Company, upon each and every exercise by such Optionee of any Options, that shares issued thereby are being acquired for investment purposes only and not with a view to the redistribution thereof, and containing an agreement that such shares will not be sold or transferred unless either (1) registered under the Securities Act of 1933, as amended, or (2) exempt from such registration in the opinion of Company counsel.  If required by the Administrator, certificates representing shares of Common Stock issued upon exercise of Options shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto.

(b)  The granting of Options, the issuance of shares upon the exercise of an Option, and the delivery of shares upon the payment therefor shall be subject to compliance with all applicable laws, rules, and regulations.  Without limiting the generality of the foregoing, the Company shall not be obligated to sell, issue or deliver any shares unless all required approvals from governmental authorities and stock exchanges shall have been obtained and all applicable requirements of governmental authorities and stock exchanges shall have been complied with.

(c)  The Company shall have the right but not the obligation to file a resale registration statement on behalf of one or more Optionees with respect to shares underlying options on Form S-8 or other applicable registration statement.

15.           Cash Awards.  The following provisions shall govern the grant of Cash Awards pursuant to the Plan:

(a)           Each Outside Director will receive a $25,000 per annum retainer to cover general availability and participation in meetings and conference calls of our Board of Directors;

(b)           Each Outside Director Audit Committee member will receive a $5,000 per annum retainer to cover general availability and participation in Audit Committee conference calls and meetings;

(c)           Each Outside Director Corporate Governance Committee member will receive a $5,000 per annum retainer to cover general availability and participation in Corporate Governance Committee conference calls and meetings;

(d)           Each Outside Director Compensation Committee member will receive a $5,000 per annum retainer to cover general availability and participation in Compensation Committee conference calls and meetings;

(e)           The Chairman of the Board, if an Outside Director, will receive an additional $15,000 per annum retainer.  The Chairmen of each of the Audit Committee, Corporate Governance Committee, and Compensation Committee will receive an additional $5,000 annually;

(f)           The Company will reimburse each Outside Director for his reasonable out-of-pocket travel expenses, to cover preparation for attendance at and participation in the Board Meetings;

(g)           Each Outside Director shall receive $1,000 per day for any Board approved and designated activities on behalf of the Company other than Board or committee meetings;

(h)           In the event that an Outside Director is appointed to fill a vacancy on the Board, any committee of the Board, or the Chairman of the Board, the Board of Directors will determine the amount of cash compensation appropriate to provide such director for the period such director will so serve for the remainder of the term; and

(i)           For purposes of administrative convenience, unless otherwise determined by the Administrator, cash payments required by this Section 15 shall be made quarterly in arrears as soon as practicable, but not later than 10 days after the last day of each calendar quarter. The first such payments shall be made for the quarter ending June 30, 2007.

16.  Tax Withholding.  The Company, as and when appropriate, shall have the right to withhold any federal, state, or local taxes required by law to be withheld.

17.  Nonassignability.  No Option shall be assignable or transferable by an Optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder, in which event the terms of this Plan, including all restrictions and limitations set forth herein, shall continue to apply to the transferee.  Except as otherwise provided in the immediately preceding sentence, during an Optionee's lifetime, no person other than the Optionee may exercise his or her Options.

18.  Optionee's Rights as Shareholder; Participant’s and Board Member.

(a)  An Optionee shall have no rights as a shareholder of the Company with respect to any shares subject to an Option until the Option has been exercised and the certificate with respect to the shares purchased upon exercise of the Option has been duly issued and registered in the name of the Optionee.

(b)  Nothing in the Plan shall be deemed to give an Outside Director any right to a continued position on the Board nor shall it be deemed to give any person any other right not specifically and expressly provided in the Plan.

19.  Termination and Amendment.  The Board may at any time terminate or amend the Plan as it may deem advisable, except that (i) the provisions of the Plan relating to the amount of shares covered by Options, the exercise price of Options or the timing and amount of Option grants or exercises shall not be amended more than once every six months, other than to comport with changes required by the Code, ERISA or the rules thereunder; and (ii) no such termination or amendment shall adversely affect any Outside Director with respect to any right which has accrued under the Plan in regard to any Option or Cash Award granted prior to such termination or amendment.  Any termination of this Plan will terminate the obligation of the Company to grant any Option or Cash Award scheduled to be granted after the date of such termination.

20.  Sunday or Holiday.  In the event that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next date following such Sunday or legal holiday which is not a Sunday or legal holiday.

CODE OF ETHICS
FOR THE
SENIOR FINANCIAL OFFICERS,
EXECUTIVE OFFICERS AND DIRECTORS
OF
VYTERIS, INC.

PURPOSE

The Board of Directors (the “Board”) of Vyteris, Inc. (the “Company”) has adopted the following Code of Ethics (the “Code”) to apply to the Company’s Chief Executive Officer; Chief Financial Officer; Chief Accounting Officer; Controller; Treasurer; and any other person performing similar functions (collectively, the “Senior Financial Officers”), all other executive officers of the Company and all of the directors of the Company (together with the Senior Financial Officers and such executive officers, the “Participants”).  This Code is intended to focus the Participants on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, foster a culture of honesty and accountability, deter wrongdoing and promote fair and accurate disclosure and financial reporting.

This Code of Ethics has been prepared to help you understand and abide by our policies and procedures. We expect that you will comply with this Code of Ethics; be generally aware of laws and regulations that apply to your job or area of responsibility; and recognize sensitive issues that require more detailed analysis by senior executives and/or counsel.

Overall, the purpose of our Code of Ethics is to deter wrongdoing and promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of code violations to an appropriate person or persons identified in this Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

No code or policy can anticipate every situation that may arise.  Accordingly, this Code is intended to serve as a source of guiding principles.  Participants are encouraged to bring questions about particular circumstances that may involve one or more of the provisions of this Code to the attention of the Chair of the Company’s Audit Committee or the Company’s Chief Executive Officer, either of whom may consult with counsel as appropriate.

INTRODUCTION

Each Participant is expected to adhere to a high standard of ethical conduct and shall be held accountable for any failures to comply with this Code.  The good name of the Company depends on the manner in which Participants conduct business and the way the public perceives that conduct.  Unethical actions, or the appearance of unethical actions, are not acceptable.  Participants are expected to be guided by the following principles in carrying out their responsibilities.

•	Loyalty. Participants should not be, or appear to be, subject to influences, interests or relationships that conflict with the best interests of the Company.

•	Compliance with Applicable Laws. Participants are expected to comply with all laws, rules and regulations applicable to the Company’s activities.

•	Observance of Ethical Standards. Participants must adhere to high ethical standards in the conduct of their duties. These include honesty and fairness.

INTEGRITY OF RECORDS AND FINANCIAL REPORTING

Senior Financial Officers are responsible for the accurate and reliable preparation and maintenance of the Company’s financial records.  Accurate and reliable preparation of financial records is of critical importance to proper management decisions and the fulfillment of the Company’s financial, legal and reporting obligations.  Diligence in accurately preparing and maintaining the Company’s records allows the Company to fulfill its reporting obligations and to provide shareholders, governmental authorities and the general public with full, fair, accurate, timely and understandable disclosure.  Senior Financial Officers are responsible for establishing and maintaining adequate disclosure controls and procedures, and internal controls and procedures, including procedures that are designed to enable the Company to:  (a) accurately document and account for transactions on the books and records of the Company; and (b) maintain reports, vouchers, bills, invoices, payroll and service records, business measurement and performance records and other essential data with care and honesty.

Participants shall immediately bring to the attention of a member of the Company’s Audit Committee any information they may have concerning:

Defects, deficiencies, or discrepancies related to the design or operation of internal controls which may affect the Company’s ability to accurately record, process, summarize, report and disclose its financial data; or
Any fraud, whether or not material, that involves management or other employees who have roles in the Company’s financial reporting, disclosures or internal controls.

DISCLOSURE OBLIGATIONS

         (a)      All officers and employees who are involved in the Company's securities and regulatory disclosure processes must maintain familiarity with the disclosure requirements applicable to the Company under applicable federal and state laws, rules and regulations.

         (b)      All directors, officers and employees must cooperate fully with the people responsible for preparing reports filed by the Company with the Securities and Exchange Commission ("SEC") and regulatory authorities and all other materials that are made available to the public to make sure those people are aware in a timely manner of all information that might have to be disclosed in those reports or other materials or that might affect the way in which information is disclosed in such reports or materials.

         (c)      All directors, officers and employees shall strive to provide full, accurate, timely and understandable disclosure in the reports filed by the Company with the SEC.

CONFLICT OF INTEREST

         (a)      Directors, officers and employees should avoid conflicts of interest or the appearance of conflicts of interest with the Company.

                  (i)      A "conflict of interest" exists when an individual's private interest interferes, or even appears to interfere in any way with the Company's interest.  Conflict situations include, but are not limited to, situations:

                           (1)      When a director, officer or employee, or a member of his or her family, will benefit personally from something the director, officer or employee does or fails to do that is not in the Company's best interests,

                           (2)      When a director, officer or employee takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively, and

                           (3)      When a director, officer or employee, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

         (b)      If a conflict of interest arises, a director or officer must promptly report the conflict of interest to the Company's board of directors ("Board"), and an employee other than a director or officer must promptly report the conflict of interest to such employee's supervisor (or, if reporting to the supervisor would be inappropriate, then to the general counsel of the Company). In each instance the director, officer or employee will work with the individual or  individuals to whom a conflict of interest is reported to devise an arrangement by which (i) that individual or those  individuals (or their designee) will monitor the situation which creates, or gives the appearance of creating, a conflict of interest, (ii) the director, officer or employee who has a conflict will, to the fullest extent possible, be kept out of any decisions that might be affected by the conflict of interest, (iii) arrangements will be made to ensure that the director, officer or employee will not profit personally from the situation that causes the conflict of interest, and (iv) every reasonable effort will be made to eliminate the conflict of interest as promptly as possible.

This Code does not attempt to describe all possible conflicts of interest which could develop.  Some of the more common conflicts from which Participants must refrain, however, are set forth below:

-
Improper conduct and activities.  Participants may not engage in any conduct or activities that are inconsistent with the Company’s best interests or that disrupt or impair the Company’s relationship with any person or entity with which the Company has, or proposes to enter into, a business or contractual relationship.

-
Compensation from non-Company sources.  Participants may not accept compensation for services performed for the Company from any source other than the Company or, with the knowledge of the Company’s Board of Directors, the Company’s controlling shareholder.  Employees of the Company who are Participants should obtain the approval of the Company’s Audit Committee prior to accepting any paid employment or consulting position with another entity.

-
Gifts.  Participants and members of their immediate families may not accept gifts from persons or entities where any such gift is being made in order to influence their actions in their position with the Company, or where acceptance of the gifts could create the appearance of a conflict of interest.

-
Personal use of Company assets.  Participants may not use Company assets, labor or information for personal use, other than incidental personal use, unless approved by the Chair of the Audit Committee or the Company’s Chief Executive Officer or as part of a compensation or expense reimbursement program.

-
Financial Interests in other Businesses.  Participants should avoid having an ownership interest in any other enterprises, such as a customer, supplier or competitor, if that interest compromises, or has the appearance of compromising, the officer’s loyalty to the Company.

CORPORATE OPPORTUNITIES

Participants are prohibited from:  (a) taking for themselves personally opportunities related to the Company’s business without first presenting those opportunities to the Company and obtaining approval from the Board; (b) using the Company’s property, information, or position for personal gain; or (c) competing with the Company for business opportunities.

CONFIDENTIALITY

Participants should maintain the confidentiality of information entrusted to them by the Company and any other confidential information about the Company, its business or finances, customers or suppliers, that is delivered to them, from whatever source, except when disclosure is authorized or legally mandated.  For purposes of this Code, “confidential information” includes all non-public information relating to the Company, its business or finances, customers or suppliers.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS

Participants shall comply with all laws, rules and regulations applicable to the Company, including insider trading laws, and all other Company policies.  Transactions in Company securities are governed by the Company’s Insider Trading Policy.

ENCOURAGING THE REPORTING OF ANY ILLEGAL OR UNETHICAL BEHAVIOR

Participants must promote ethical behavior and create a culture of ethical compliance.  Senior Financial Officers should foster an environment in which the Company:  (a) encourages employees to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation; (b) encourages employees to report violations of laws, rules and regulations to appropriate personnel; and (c) informs employees that the Company will not allow retaliation for reports made in good faith.

9.           DEALING WITH COMPETITORS AND SUPPLIERS

Participants are prohibited from entering into any agreements or understandings which violate antitrust or unfair competition laws. The following is a representative list of the types of arrangements with competitors which have been clearly identified as violations of antitrust and competition laws:

a.  Agreements to fix or affect prices, or other terms or conditions of sale.

b.  Agreements to allocate customers, markets or territories.

c.  Agreements to fix production levels or quotas.

d.  Agreements to boycott third parties.

                                e.  Agreements with a customer concerning the price or price levels at which the customer can resell Company products.

A formal agreement is not necessary for there to be an antitrust or unfair competition law violation. For example, discussions among competitors followed by similar actions by competitors may be found to violate the law. Participants must be extremely careful not to discuss any prohibited subject with competitors generally, and Participants should be mindful of antitrust and unfair competition laws in the context of all individual discussions or relationships with industry counterparts. Particular attention should be paid to your activities at trade association meetings which, by definition, are groups consisting of competitors. No Participants shall attend any trade association or similar meeting unless it has been called for a valid business purpose. Should any Participant perceive that any improper discussion is taking place at a trade association meeting or at any other time, such Participant should immediately demand that the discussion cease and, if it does not, leave (or hang up the telephone) immediately and report the incident as soon as possible to the Chair of the Audit Committee of the Company’s Chief Executive Officer. Violations of antitrust laws can result in heavy civil fines and criminal penalties at both the corporate and individual levels.

10.           E-MAIL/INTERNET POLICY

All Company supplied computer systems, including computer hardware and software programs, and Company related proprietary, confidential, or privileged information, are the property of the Company and not the employee. These systems, including the Internet and Email, should be used only for Company business and incidental, appropriate personal use and should not be used to transmit unsecured Company-related proprietary, confidential, or privileged information outside the Company, without proper business purpose and appropriate security measures. The Company has the right to monitor any employee's Email and Internet usage.

11.           ENFORCEMENT

Participants shall communicate any suspected violations of this Code promptly to the Chair of the Audit Committee or the Company’s Chief Executive Officer.  The Board or a person or persons designated by the Board will investigate violations, and appropriate disciplinary action will be taken by the Board in the event of any violation of the Code, up to and including termination.  Only the Board may grant any waivers of this policy. There will be no retribution against any person for good faith reporting of suspected policy violations; however, sources of information will not be protected from possible disciplinary action if they report in bad faith or have otherwise engaged in misconduct.

12.           CHANGE IN OR WAIVER OF THIS CODE

         (a)      Any waiver of any provision of this Code must be approved by  the Audit Committee, or if any of its members will be personally affected by the waiver, by a committee consisting entirely of independent directors (within the meaning of the American Stock Exchange listing standards) who will not be personally affected by the waiver.

         (b)      No waiver of any provision of this Code with regard to a director or executive officer will be effective until that waiver has been reported to the individual responsible for the preparation and filing with the SEC of the Company's reports on Form 8-K (or any successor to that form) or for disclosure on the Company's website in sufficient detail to enable that individual to prepare the appropriate disclosure with respect to the waiver.

         (c)      Any change in or waiver of provisions of this Code will be promptly reported in filings with the SEC on Form 8-K or disclosed on the Company's website to the full extent required by the SEC's rules and by any applicable rules of any securities exchange or securities quotation system on which the Company's securities are listed or quoted.

VYTERIS, INC.

CODE OF EMPLOYEE CONDUCT

I.	INTRODUCTION

As a matter of principle, Vyteris, Inc. and its subsidiaries (herein referred to as Vyteris or the Company) conduct its business on the bases of the quality of its services and products and the integrity of its association with its customers and others. Vyteris maintains business practice standards that will command the respect of everyone with whom the Company conducts business. These standards are intended to protect the Company’s reputation, the quality of its products and services and the best interests of its customers, owners, and employees.

The dedication by Vyteris and all of its employees to this Code of Employee Conduct demonstrates our commitment to ascribe to the highest standards of ethical conduct in the pursuit of Vyteris’s business. This Code of Employee Conduct articulates Vyteris’s basic policy that all of its employees and non-employee directors will conduct the Company’s business throughout the world in accordance with such principles.

II.	STANDARDS - THE EMPLOYMENT RELATIONSHIP WITH VYTERIS

A.	Dealing With Each Other

Vyteris understands that effective relationships are based on the recognition of the value and worth of each individual, and the necessity to provide a working climate conducive to the success and well-being of all employees.

We work to create an atmosphere of mutual trust and respect by being honest, fair and consistent. We will treat all employees fairly and impartially, and we will consistently follow employee policies and procedures.

We listen to one another and foster open and honest communications. We value the opinion of employees and respect their diverse backgrounds. We encourage communication among employees and solicit ideas and suggestions about the Company.

B.	Non-Discrimination and Sexual Harassment

We are committed to the policy and practice of non-discrimination. No employee or applicant for employment will be discriminated against because of age, race, religion, sex, national origin, disability, veteran status, or sexual orientation.

It is also the policy of the Company to provide a workplace free of sexual harassment. Verbal or physical harassment or behavior that creates a hostile work environment will not be tolerated.

Vyteris and its subsidiaries have internal complaint processes available to any employee who believes he or she has been discriminated against or sexually harassed. Please refer to the Vyteris Code of Employee Conduct for additional procedures concerning sexual harassment and discrimination.

C.	Health and Safety

It is the policy of Vyteris to provide and maintain a workplace free of recognized safety and health hazards. The protection of employee health and the prevention of work-related injuries and illnesses are a vital and integral part of Company operations. Vyteris has developed a comprehensive health and safety program to provide for the safety of its employees and ensure compliance with applicable regulations.

It is the responsibility of all employees to abide by established rules and regulations and to report any injury, illness or unsafe condition to their supervisor. Specific safety programs and procedures are available within each office and on the Company intranet site.

D.	Conflict of Interest

Employees should avoid situations where their private interests or that of the members of their family conflict with the interests of the Company. Employees may not solicit or accept salaries, fees, commissions or any other thing of value from contractors, suppliers, customers, consultants, or other persons and organizations doing business with the Company. Gifts, meals, and entertainment of nominal value are excluded from this requirement. Please see the Gifts, Meals, and Entertainment section addressed in this Code.

In an instance where an employee’s relationship with another person or organization might conflict with job performance or the Company’s interests, the employee must disclose the potential conflict to his or her manager. It will be reviewed by inhouse counsel and management and the employee will be notified if the relationship poses a conflict of interest.

E.	Confidential and Proprietary Information and Protection of Company Intellectual Property and Assets

Employees must maintain the confidentiality of the Company’s trade secrets and proprietary information. Examples of proprietary information include bid data, employee charge rates, proprietary software, customer lists, planning materials, marketing plans, and much of the technical information that the Company generates or uses in its business.  Employees must also take measures to protect the Company’s assets from compromise including protecting against infringement of intellectual property.

F.	Media Contact and Public Discussion

News media contact and responses such as press releases, and public discussion of Company business, should be made only through Joseph Himy, CFO at jhimy@vyteris.com.

G.	Insider Trading

Employees must adhere to the Vyteris Insider Trading Policy..

III.	STANDARDS - CONDUCTING VYTERIS'S BUSINESS

A.	Dealing With Customers

Serving customers is the focal point of our business. Satisfying customers is the best way to ensure business success. We will accurately represent our products, services, and prices in our marketing, advertising, and sales efforts.

B.	Dealing With Suppliers

We are committed to the fair treatment of suppliers. We will select suppliers who provide the best value for our customers and Vyteris. They will have the opportunity to compete fairly for our business.

C.	Proprietary Information of Others

The Company regularly receives third party proprietary information. The wrongful possession or use of any proprietary information of any supplier, customer, business partner, or competitor is prohibited. Employees must obtain such proprietary information under the terms of a written confidentiality agreement containing the terms and conditions for the use and protection of the information. If an employee is offered, or comes into, unauthorized possession of third part proprietary information, the employee must immediately consult human resources or inhouse counsel.

D.	Gifts, Meals, and Entertainment

Business-related social contacts can be in the best interest of the Company when properly conducted on a limited basis. Employees should make every effort to ensure that there is not reason for a third party to view these contacts as improper. Giving and receiving business gifts of nominal value is permissible, provided they are associated with a business purpose and are reasonable in cost. Giving or receiving gifts of significant value is strictly prohibited. Customary business entertainment is proper; impropriety results when the frequency, nature or value of the entertainment is such that it could be interpreted as affecting or intending to affect an otherwise objective business decision.

Under no circumstances may a gift of money be given or received. Employees will decline or return any kind of significant gift, favor, or offer of excessive entertainment that violates these guidelines and inform the offeror of our policy.

All employees involved in sales and marketing must also separately comply with all FDA and other related pharmaceutical compliance requirements, which are separately disseminated to those employees.

E.	Improper Payments

No payment will be made by, or anything of value given, on behalf of the Company either directly or indirectly to government officials, political candidates, or officers or employees of customers, suppliers or competitors which violates applicable laws or is designed to secure favored treatment for the Company.

F.	Accurate Records and Reporting

Company records must reflect an accurate, complete and verifiable record of all transactions. No false or misleading entries may be made for any reason; and no employee may assist any other person in making such entries.

G.	Political Contributions

Federal law prohibits a corporation from making a contribution in connection with federal elections. In addition, many of the fifty states and foreign countries have similar laws prohibiting corporate political contributions in connection with elections.

H.	Legal Compliance

Our policy is to comply with all laws and regulations that are applicable to our business both in the United States and in other countries. To that end, the use of any Company funds or resources for an unlawful or improper purpose is strictly prohibited.

IV.	COMPLIANCE AND ASSISTANCE

A.	Reporting Violations of the Code

An employee who becomes aware of a violation of this Code or believes that a violation may take place in the future must report the matter. Ordinarily, the report should be made to the employee’s immediate supervisor or manager who, in turn, must report it to in house counsel and the Chief Financial Officer. If no action is taken by the supervisor or the employee feels that it would be appropriate to report to a person in higher authority, the employee should bring the matter to the attention of human resources, inhouse counsel, or call the Vyteris Hotline at 1-800-461-9330. To ensure that a reporting employee is protected from reprisal, requests for anonymity will be respected to the extent this does not result in the violation of the rights of another employee. Any attempt at reprisal against the reporting employee will be punished severely.

B.	Reporting Violations of the Law

In addition to reporting violations of this Code of Employee Conduct, it is Company policy to comply with all applicable laws that protect employees against unlawful discrimination or retaliation by their employer as a result of their lawfully reporting information regarding, or their participating in, investigations involving corporate fraud or other violations by the Company or its agents of federal or state law.

Specifically, Company policy prevents any employee from being subject to disciplinary or retaliatory action by the Company or any of its employees or agents as a result of the employee’s:

•
disclosing information to a government or law enforcement agency, where the employee has reasonable cause to believe that the information discloses a violation or possible violation of federal or state law or regulation; or

•
providing information, causing information to be provided, filing, causing to be filed, testifying, participating in a proceeding filed or about to be filed (with any knowledge of the employer), or otherwise assisting in an investigation or proceeding regarding any conduct that the employee reasonably believes involves a violation of:

•	federal criminal law relating to securities fraud, mail fraud, bank fraud, or wire, radio and television fraud, or

•	any rule or regulation of the Securities and Exchange Commission, or

•
any provision of federal law relating to fraud against shareholders, where, with respect to investigations, such information or assistance is provided to or the investigation is being conducted by a federal regulatory agency, a member of Congress, or a person at the Company with supervisory or similar authority over the employee.

To report violations of the law, employees should follow the complaint procedures as outlined under Section V.A. Reporting Violations of the Code. However, employees may also contact the Company’s Compliance Administrator directly due to the sensitive nature of the complaint. For information regarding the Compliance Administrator, see Paragraph C below.

C.	Compliance Responsibilities

This Code is to be strictly followed at all times and under all circumstances. Any violation will subject an employee, without regard to position or tenure with the Company, to disciplinary action, up to and including termination.

To protect our employees and other stakeholders, the Company has designated an individual who is responsible for administering and overseeing the compliance and reporting process of this Code. This person is referred to as the “Compliance Administrator.”, who is initially Joseph Himy.   The Company’s Compliance Administrator is responsible for tracking the hotline calls. Incoming calls will be documented in writing as to the date of the call, and the nature of the call. The Compliance Administrator may refer the matter to the Human Resource representative as appropriate, but in no event shall the nondisclosure requirements be waived by this action. The Compliance Administrator is responsible for ensuring that all hotline calls are addressed, and will follow through to the resolution of the issues raised in the call. The final actions taken in regard to the call will be documented and held in confidence to the extent possible.

The Compliance Administrator will refer complaints submitted, as he or she determines to be appropriate or as required under the directives of the Board of Directors, to the Board or an appropriate Committee of the Board.

In addition, the Compliance Administrator will report directly to the Audit Committee of the Company’s Board of Directors on matters arising under this description of Compliance Responsibilities.

D.	False Reporting

Employees who file reports or provide evidence which they know to be false or without a reasonable belief in the truth and accuracy of such information will not be protected by the above policy statement and may be subject to disciplinary action, including termination of their employment. In addition, except to the extent required by law, the Company does not intend this Policy to protect employees who violate the confidentiality of any applicable lawyer-client privilege to which the Company or its agents may be entitled under statute or common law principles, or to protect employees who violate their confidentiality obligations with regard to the Company’s trade secret information. Employees considering providing information that may violate these privileges or reveal Company trade secrets are advised to consult an attorney before doing so.

E.	Individual Judgment

In summary, this Code of Business Conduct has been developed to help us better understand the proper conduct of the Company’s business. The standards it contains are in the best interest of our employees, shareholders, customers, and the public at large. Ultimately, it is up to each of us to act consistent with this Code, and to maintain professional pride in our Company and ourselves.

AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors of Vyteris, Inc. to assist the Board in fulfilling its oversight responsibilities with respect to Vyteris, Inc. and its subsidiaries (collectively, the “Company”).  The Audit Committee’s primary duties and responsibilities are to:

•
Assume direct responsibility for the appointment, compensation, oversight of the work and discharge of the Company’s independent auditors, including resolution of any disagreements that may arise between the Company’s management and the Company’s independent auditors regarding financial reporting.

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

•
Encourage adherence to, and continued improvement of, the Company’s accounting policies, procedures, and practices at all levels; review of potential significant financial risks to the Company; and monitor compliance with legal and regulatory requirements.

•	Monitor the performance of the Company’s internal audit function when and if such a function is developed.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization.  The Audit Committee has the authority to retain, at the Company’s expense, independent legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Pursuant to this Charter:

1.           THE COMMITTEE

Audit Committee members shall meet the applicable independence requirements of the Securities and Exchange Commission (the “SEC”) and the Sarbanes-Oxley Act of 2002 (the “Act”). In the event that the Company makes application to list its securities on any exchange or apply to have its securities quoted on any inter-dealer quotation system, Audit Committee members shall also meet the applicable independence requirements of such exchange or the entity responsible for such quotation system, including but not limited to the requisite independence standards specified in Sections 121 and 803(a) of the AMEX Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934.   No member of the Audit Committee may have participated in the preparation of the financial statements of the Company.  The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined by the applicable rules referred to above) directors, free from any relationship that would interfere with the exercise of his or her independent judgment, and no Audit Committee member may, other than in the capacity of an Audit Committee or board member, accept any consulting, advisory, or other compensatory fee from the Company or its subsidiaries or be an affiliated person of the Company or its subsidiaries.  All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statements, as required by Section 121B(2)(a)(iii) of the AMEX Company Guide.

Audit Committee members shall be appointed by the Board.  The Board shall appoint one of the three members as the Chair of the Audit Committee.  At least one member of the Audit Committee, preferably the Chair, must be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. A director who qualifies as an audit committee financial expert under Item 401(h) of Regulation S-K shall be presumed to qualify as financially sophisticated.  There shall be at all times an Audit Committee Chair who must be present and preside at all Audit Committee meetings.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.  The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.  The Audit Committee shall meet privately in executive session at least annually with management and the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believes should be discussed.   In addition, the Audit Committee shall meet quarterly with the independent auditors and management to discuss the annual audited financial statements or quarterly financial statements as applicable..

2.           SCOPE

The Committee serves at the pleasure of  the Board of Directors.

3.           FUNCTIONS OF THE COMMITTEE

                The Committee will satisfy its responsibilities by completing the following functions:

 Review Procedures

(a)           Review and reassess the adequacy of this Charter at least annually.  Submit this Charter to the Board of Directors for approval and have the document published at least once every three years in accordance with SEC regulations.

(b)           Require the independent auditors to advise the Audit Committee in advance in the event that the independent auditors intend to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company's financial statements ("non-audit services").

(c)           Review and pre-approve all audit and non-audit services provided by the Company's auditors and obtain confirmations from time to time from the Company's outside auditing firm that such firm is not providing to the Company (i) any of the non-auditing services listed in Section 10A(g) of the Securities Exchange Act of 1934, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Audit Committee.

(d)           Approve the provision of non-audit services that have not been pre-approved by the Audit Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934. Record in its minutes and report to the Board all approvals of audit services and non-audit services granted by the Audit Committee.

(e)           Review the Company’s annual audited financial statements prior to filing or      distribution.  Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

(f)           In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls.  Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.  Review significant findings prepared by the independent auditors together with management’s responses.

(g)           Review the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution.  Discuss any significant changes to the Company’s accounting principles and any items to be communicated by the independent auditors in accordance with SAS 61.

(h)           Review the independence and performance of the independent auditors and annually appoint the independent auditors or approve any discharge of auditors when circumstances warrant, it being understood that the independent auditors are ultimately accountable to the Audit Committee.  The Audit Committee shall require the independent auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the independent auditors, consistent with Independence Standards Board Standard 1, and the Company that may affect the objectivity and independence of the independent auditors.  Such statement shall confirm that the independent auditors are not aware of any conflict of interest prohibited by Section 10A(i) of the Securities Exchange Act of 1934 and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditor.

(i)           Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and for the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

(j)           On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

(k)           Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.  Discuss certain matters required to be communicated to audit committees in accordance with  SAS 61.

(l)           Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and ensure the auditing firm reports to the Audit Committee under the requirements set forth in Section 204 of the Act.

(m)           Review the budget, plan, changes in plan, activities, organizational structure and qualifications of any  internal audit department established by the Company, as needed.

(n)           Obtain confirmation from the independent auditors at the commencement of each audit that such firm is a “registered public accounting firm” as such term is defined under the Act.

(o)           Require the independent auditors to report to the Audit Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, the treatments preferred by the independent auditors and other material written communications between the independent auditors and the Company's management, including management's letters and schedules of unadjusted differences.

(p)           Set clear policies, compliant with governing laws and regulations, for the hiring of employees or former employees of the independent auditor.

(q)           Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

(r)           Review and approve all related party transactions.

(s)           Within the time periods required by the Act and the regulations promulgated thereunder, establish, review and update periodically a Code of Ethics (the “Code”) that complies with all applicable laws and regulations and that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

(t)           Review the Company’s major financial and accounting risk exposures and the steps that management has undertaken to control them.

(u)           Review, with the Company’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

(v)           Investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable.

(w)           Otherwise comply with Rule 10A-3(b)(2), (3), (4) and (5) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c) under the Securities Exchange Act of 1934), concerning responsibilities relating to: (a)  complaints relating to accounting, internal accounting controls or auditing matters, (b) authority to engage advisors, and (c) funding as determined by the audit committee.

Other Audit Committee Responsibilities

(a)              Annually, prepare a report to shareholders as required by the Securities and Exchange Commission, such report to be included in the Company’s annual proxy statement.

(b)    Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

(c)              Perform any other activities consistent with this Charter, the Company’s by-laws, the Company’s certificate of incorporation and governing law, as the Committee or the Board deems necessary or appropriate.

(d)              Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles.  This is the responsibility of management and the independent auditor.

VYTERIS, INC.

COMPENSATION COMMITTEE CHARTER

Purpose

The purpose of the Compensation Committee are to: (i) discharge the responsibilities of the Board relating to compensation of the CEO and other reportable officers (defined in the same manner as "officer" in rule 16a-1(f) of the Securities Exchange Act of 1934, as amended); (ii) produce annually the Compensation Committee report on Executive Compensation for inclusion in the Corporation's proxy statement; (iii) ensure that the Corporation's compensation plans for the CEO and other reportable officers are competitive and support the Corporation's overall business strategy; (iv) review, evaluate and approve the director and reportable officer Compensation Plans; (v) review and discuss with management the ""CD&A," compensation, discussion and analysis to be included in the Company's annual proxy statement; and (vi) to monitor the Company’s overall compensation policies and employment benefit plans.

Membership of the Compensation Committee

                The Compensation Committee:

•	shall consist of not less than three members of the Board, the exact number to be established by the board of directors from time to time;

•
shall consist of individuals who are persons other than an executive officer or employee of the company and for each of whom the Company’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise meet the definition of “independent director” set forth in Section 121A of the AMEX Company Guide; and

•	shall consist solely of members who are appointed by, and who may be removed by, the Board.

Meetings of the Compensation Committee

The Compensation Committee shall meet as often as necessary to carry out its responsibilities, but not less than once each year.  At the discretion of the chairperson of the Compensation Committee, but at least once each year for all or a portion of a meeting, the members of the Compensation Committee shall meet in executive session, without any members of management present. The chief executive officer may not be present during voting by or deliberations of the Committee.

Duties and Responsibilities

The Committee's duties and responsibilities shall be:

1.
To review and approve on an annual basis the performance goals and objectives for the CEO, and to annually review the CEO's performance against goals and objectives for the purpose of evaluating compensation. Based on these performance evaluations and a review of competitive compensation levels, the Committee will set the CEO's base salary, bonus, and equity compensation levels;

2.	To review and approve competitive compensation levels, and specific recommendations for base salary, annual bonus, and equity compensation for the other reportable officers;

3.	To select a peer group of companies against which to benchmark the Company's compensation policies and practices for the CEO and other reportable officers;

4.	To regularly review and evaluate the compensation programs for Board and Committee members, and as appropriate, recommend changes to the Board;

5.	To administer and review the Company's incentive compensation and equity award programs and recommend to the Board changes to such plans or development of new plans;

6.	To approve and amendments and terminations to compensation and equity award programs and awards (other than those which occur by the terms of the program or are set forth in employment agreements);

7.	To review and approve the annual stock option pool under the Company's equity compensation plans;

8.	To review and approve employment contracts for the CEO , CFO, COO and other reportable officers;

9.	To review and approve the Company's annual corporate goals; assessment of achievement and approve bonus payouts for the CEO and reportable officers;

10.	To maintain written minutes of its meetings that will be kept and reviewed similarly to the minutes of the meetings of the Board of Directors;

11.	To make regular reports on Committee activities to the Board of Directors; and

12.	To periodically review and re-access the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Additional Authority of the Compensation Committee

The Compensation Committee shall have the authority, in its discretion, to retain outside counsel and other advisors.

VYTERIS, INC.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Purposes of the Corporate Governance and Nominating Committee

The Board of Directors of Vyteris, Inc. (the “Company”) has established a Corporate Governance and Nominating Committee for the purpose of (a) monitoring and overseeing matters of corporate governance, including the evaluation of Board performance and processes and the "independence" of directors, and (b) selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board.

Membership of the Corporate Governance and Nominating Committee

                The Corporate Governance and Nominating Committee:

•	shall consist of not less than three members of the Board, the exact number to be established by the board of directors from time to time;

•
shall consist of individuals who are persons other than an executive officer or employee of the company and for each of whom the Company’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise meet the definition of “independent director” set forth in Section 121A of the AMEX Company Guide; and

•	shall consist solely of members who are appointed by, and who may be removed by, the Board.

Responsibilities

The responsibilities of the Committee shall include:

1.	Formulating, recommending to the Board and overseeing the implementation and administration of the Company's corporate governance structure and framework.

2.
Monitoring and reviewing any issues regarding the "independence" of directors or involving potential conflicts of interest, and evaluating any change of status or circumstances with respect to a director and determining the propriety of the director’s continued service in light of that change.

3.	Reviewing the Company’s Corporate Governance Principles at least annually and recommending changes, as necessary, to the Board.

4.	Reviewing and reporting additional corporate governance matters as necessary or appropriate or as directed by the Chairman or the Board.

5.
Leading the search for, screening, evaluating and recommending to the Board qualified candidates or nominees for election or appointment as directors, consistent with the Board’s Director Nomination Policy, an initial version of which is attached hereto as Exhibit A.

6.	Recommending Board committee assignments and committee chairs for consideration by the Board.

7.	Recommending the number of members that shall serve on the Board.

8.	Setting up and conducting new director orientation.

9.
Periodically administering and reviewing with the Board an evaluation of the processes and performance of the Board in order to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors.

In carrying out such responsibilities, the Committee shall have the power and authority to retain such consultants, outside counsel and other advisors as the Committee may deem appropriate and shall have the sole authority to approve the fees and other terms of engagement.  The Committee shall have a Chairman who will preside at meetings and set the agenda and frequency of occurrence of Committee meetings.

Resources and Authority:

The Committee shall have the resources and authority to discharge its responsibilities, including the authority, to the extent it deems necessary or appropriate, to retain independent financial, legal or other advisors. The Company shall provide funding, as determined by the Committee, for payment of compensation to any independent advisors or administrative support employed by the Committee.

Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board of Directors and may be certified as such by the Secretary or other authorized officer of the Company.

Meetings and Reports:

The Committee will hold regular meetings at least two times each year generally in conjunction with regularly scheduled meetings of the Board of Directors, and such special meetings as the Chair of the Committee or the Chairman of the Board may direct. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. At each regularly scheduled meeting of the Board of Directors, the Chair of the Committee shall provide the Board of Directors with a report of the Committee’s activities and proceedings.

EXHIBIT A

Criteria for Nomination to the Board of Directors

The Board's Corporate Governance and Nominating Committee (the "Committee") identifies and evaluates director candidates. In identifying and recommending nominees for positions on the Board, the Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee's expertise, skills, knowledge and experience with that of other members of the Board will build a board that is active, collegial and responsive to the needs of Vyteris, Inc. ("Company").

The Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. Upon identifying a director candidate, the Committee initially determines the need for additional or replacement Board members and evaluates the director candidate under the criteria described above based on the information the Committee receives with the recommendation or otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other Board members, including the Chairman, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate's background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the evaluation criteria described above. The Committee receives input on such director candidates from other directors, including the Chairman, and recommends director candidates to the full Board for nomination. The Committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate's background and experience. If the Committee engages a third party, the Committee approves the fee that Company pays for these services.

Company shareholders who wish to recommend a candidate for the Committee's consideration must submit the recommendation in writing to the Committee in accordance with the Company’s policy regarding shareholder communication with the Board. The recommendation must demonstrate that it is being submitted by a current Company shareholder and must include information about the candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. Shareholders also must provide confirmation of the candidate's consent to serve as a director. Shareholders may make recommendations at any time, but recommendations for consideration for nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date of Company's proxy statement released to shareholders in conjunction with the previous year's annual meeting.

Charter of the Board of Directors of Vyteris, Inc.

Composition

The Board shall consist of as many Directors as the Board shall determine from time to time but in any event, not fewer than five and not more than nine, a majority of which shall be independent as defined by applicable law and regulation, including, but not limited to, Section 121A of the AMEX Company Guide.

Chairman

Except as otherwise provided in the Company’s Bylaws, the Board following each Annual Meeting of the Company shall designate the Chairman of the Board. If the Chairman is not present at a meeting of the Board, the members of the Board may designate an interim Chairman for the meeting by majority vote of the members present.

Meetings

The Chairman of the Board, in consultation with the Board members, shall determine the schedule and frequency of the Board meetings provided that the Board will meet at least four times in each fiscal year and at least once in every fiscal quarter. The Board shall convene additional meetings, as circumstances require. There shall be appointed for each meeting a Secretary for such meeting.

Where possible, agendas for meetings of the Board shall be developed by the Chairman of the Board in consultation with management and the Secretary, and shall be circulated to Board members as far in advance of each Board meeting as is reasonable.

Decisions or recommendations of the Board shall be evidenced by resolutions passed at meetings of the Board and recorded in the minutes of such meetings or by an instrument in writing signed by all members of the Board entitled to vote on that resolution. A copy of the draft minutes of each meeting of the Board and any written resolutions evidencing decisions or recommendations of the Board shall be transmitted promptly by the Secretary to each member for adoption at the next meeting.

At least annually, the Company’s independent directors will have executive sessions without the presence of non-independent directors and management.  Such executive sessions shall be held more frequently than annually as necessary to fulfill their responsibilities.

Consulting Agreements with Directors

No consulting agreements shall be entered into by the Company with a director without the unanimous consent of directors, other than the director with whom the proposed consulting agreement is to be entered into.

Resources and Authority

Each Director shall have the authority to engage outside consultants, independent legal counsel and other advisors and experts as he or she determines necessary to carry out his or her duties as approved by the Company’s Audit Committee. The Company shall reimburse the Director such amounts as may be agreed by the Audit Committee.

Limitation on the Oversight Role of the Board

Each member of the Board shall be entitled, to the fullest extent permitted by law, to rely on the integrity of those persons and organizations within and outside the Company from whom he or she receives financial and other information, and the accuracy of the information provided to the Company by such persons or organizations.